UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Champion Enterprises, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Champion Enterprises, Inc.
2701 Cambridge Court, Suite 300
Auburn Hills, Michigan 48326

Notice of 2007
Annual Meeting of Shareholders
and Proxy Statement

March 13, 2007

CORPORATE HEADQUARTERS AUBURN HILLS, MICHIGAN 48326 (248) 340-9090

March 13, 2007

Dear Shareholders:

It is our pleasure to invite you to attend the Champion Enterprises, Inc. 2007 Annual Meeting of Shareholders. The meeting will be held on Wednesday, May 2, 2007, at 11:30 a.m. at The Westin Detroit Metropolitan Airport, Detroit, Michigan. The attached Notice of Annual Meeting and Proxy Statement provides information concerning the business to be conducted at the meeting and the nominees for election as Directors.

Your vote is important. Whether or not you plan to attend the meeting, please vote your shares using the Internet, by telephone or by mail. You will find instructions on page one of the attached Notice of Annual Meeting and Proxy Statement. Your shares will then be represented at the meeting if you are unable to attend.

Thank you for your support.

Sincerely,

CHAMPION ENTERPRISES, INC.

Selwyn Isakow	William C. Griffiths
Lead Independent Director	Chairman, President and Chief Executive Officer

Notice of Annual Meeting of Shareholders
of Champion Enterprises, Inc.

Time:	11:30 a.m., Wednesday, May 2, 2007.

Place:	The Westin Detroit Metropolitan Airport 2501 Worldgateway Place Detroit, Michigan 48242

Items of Business:	1. Elect nine directors; and 2. Transact any other business properly brought before the meeting.

Annual Reports:	The 2006 Annual Report to Shareholders, which includes the Annual Report on Form 10-K, is enclosed.

Who Can Vote:	You can vote if you were a Shareholder on March 9, 2007.

Date of Mailing:	This notice and Proxy Statement are first being mailed to Shareholders on or about March 20, 2007.

By Order of the Board of Directors

John J. Collins, Jr.
Secretary

i

ii

About The Meeting

What am I voting on?

You will be voting to elect nine Directors of Champion Enterprises, Inc. (“we”, “Champion”, or “the Company”). Each Director will hold office until the next Annual Meeting of Shareholders or until a successor is appointed and qualified.

Who is soliciting my Proxy?

The Company’s Board of Directors is soliciting your Proxy to be used at the 2007 Annual Meeting of Shareholders. The Company will pay the entire cost of soliciting Proxies and will arrange with brokerage houses, nominees, custodians and other fiduciaries to send Proxy soliciting materials to beneficial owners of the Company’s Common Stock at the Company’s expense. In addition to solicitation by mail, officers and other employees of the Company may solicit Proxies personally, by telephone, by the Internet or by fax.

Who is entitled to vote?

You may vote if you owned Common Stock of the Company as of the close of business on March 9, 2007. Each share of Common Stock is entitled to one vote on any matter voted on at the Annual Meeting. As of March 9, 2007, we had 76,675,642 shares of Common Stock outstanding.

How do I vote?

You can vote in one of four ways:

•	By Internet at the website listed on your proxy card. We encourage you to vote this way.
•	By toll-free telephone at the telephone number listed on your proxy card.
•	By completing and mailing your proxy card.
•	By ballot at the Annual Meeting.

May I change my mind after I vote?

You may change your vote at any time before the polls close at the meeting by:

•	Delivering a written notice of revocation, with a later date than the proxy card, to Champion’s Secretary at or before the meeting.
•	Signing another proxy card with a later date and returning it to the address on the proxy card before the meeting.
•	Voting again by telephone or Internet before midnight EDT on May 1, 2007.
•	Voting in person at the meeting.

What if I return my proxy card but do not provide voting instructions?

Proxy cards that are signed and returned but do not contain voting instructions will be voted by the persons named in the enclosed proxy card “For” the election of the nominee Directors.

How do I vote my shares in the Champion Enterprises, Inc. Savings Plan?

Shares credited to your Champion Enterprises, Inc. Savings Plan account are on your proxy card. You may vote these shares using the Internet, telephone or mail as described on the proxy card. Your Proxy will be considered to be voting directions to the Trustee of the 401k Savings Plan (the “Savings Plan”) concerning shares held in your account. If you do not provide voting directions, if the card is not signed, or if the card is not received by April 30, 2007, the shares credited to your account will be voted in the same proportion as directions received from other participants.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer and Trust Company and you may reach them by telephone at 800-937-5449. Shares held by the Savings Plan cannot be consolidated with your other holdings.

Who may attend the meeting?

The Annual Meeting is open to all holders of our Common Stock. For directions to the meeting, please call Investor Relations at 248-340-7731. We look forward to having you attend.

How many votes must be present to hold the meeting?

In order for us to hold the meeting, a majority of our outstanding shares of Common Stock as of March 9, 2007 must be represented in person or by Proxy. This majority is referred to as a quorum. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you return a Proxy properly using the Internet, telephone, or mail. Abstentions and votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners (“broker non-votes”) will be counted as present at the Annual Meeting to determine whether a quorum exists.

How many votes are needed to elect Directors?

The nine Director nominees receiving the highest number of “For” votes will be elected as Directors. This number is called a plurality. Shares not voted, whether by marking “Withhold Authority” on your proxy card, by broker non-votes, or otherwise, will not be considered in the election of Directors. Unless a properly executed proxy card is marked “Withhold Authority,” the Proxy given will be voted “For” each of the nine Director nominees. If a nominee is unable or declines to serve, Proxies will be voted for the balance of the nominees and for such additional persons as designated by the Board to replace such nominee. However, the Board does not anticipate that this will occur.

Can my shares be voted on matters other than those described in this Proxy Statement?

Yes, if any other item or proposal properly comes before the meeting, the Proxies received will be voted in accordance with the discretion of the Proxy holders. The Company, however, has not received proper notice of, and is not aware of, any business to be transacted at the meeting other than as indicated in this Proxy Statement.

When are Shareholder proposals due for the 2008 Annual Meeting?

To be included in the Company’s Proxy Statement for the 2008 Annual Meeting of Shareholders, the Company must receive proposals no later than November 14, 2007. Such proposals should be addressed to the Company’s Secretary at the address listed below. Shareholder proposals to be presented at the 2008 Annual Meeting which are not to be included in the Company’s Proxy Statement must be received by the Company no earlier than February 2, 2008 nor later than March 3, 2008 in accordance with procedures in the Company’s Bylaws.

How do I obtain more information about Champion Enterprises, Inc.?

More information on Champion can be obtained by:

•	Contacting Investor Relations at 248-340-7731
•	Going to our website at www.championhomes.com
•	Writing to:

Champion Enterprises, Inc.
Attn: Investor Relations
2701 Cambridge Court, Suite 300
Auburn Hills, Michigan 48326

Upon request Champion will provide, free of charge, additional copies of the Company’s 2006 Annual Report to Shareholders, which includes the Annual Report on Form 10-K, and Proxy Statement.

PLEASE VOTE. YOUR VOTE IS VERY IMPORTANT.

Election of Directors

Nominees	The Board of Directors recommends a vote for the following nominees, all of whom are currently serving as Directors:

Robert W. Anestis
Director since 1991
Age 61

Since 2006, Mr. Anestis has been the Managing Member of Anestis & Company, LLC, an investment banking and financial advisory firm based in Ponte Verde Beach, Florida. During 2005 and the preceding six years, he was Chairman, President and Chief Executive Officer of Florida East Coast Industries, Inc., a St. Augustine, Florida based holding company with interests in the railroad and commercial real estate businesses. Prior to 1999 and for the preceding five years, he was the President of Anestis & Company, an investment banking and financial advisory firm.

Eric S. Belsky, Ph.D.
Director since 2002
Age 46

Since 1997, Dr. Belsky has been the Executive Director of the Joint Center for Housing Studies at Harvard University (the “Joint Center”), which conducts research to identify and analyze housing market opportunities and challenges for business and government. The Joint Center is a collaborative venture of the Harvard Design School and the John F. Kennedy School of Government. He has also held positions with the Millennial Housing Commission, created by the Congress of the United States, PricewaterhouseCoopers LLP, Fannie Mae and the National Association of Homebuilders. Mr. Belsky also serves as a director of Building Materials Holding Corporation.

William C. Griffiths
Director since 2004
Age 55

Mr. Griffiths is currently the Chairman of the Board, President and Chief Executive Officer for Champion. Mr. Griffiths became Chairman of the Board of Champion in March 2006 and President and Chief Executive Officer of Champion in August 2004. From 2001 until 2004 he was employed by SPX Corporation, a global multi-industry company located in Charlotte, North Carolina, where he was President-Fluid Systems Division. From 1998 until it was acquired in 2001 by SPX Corporation, Mr. Griffiths was President-Fluid Systems Division at United Dominion Industries, Inc. Mr. Griffiths also serves as a director of Wolverine Tube, Inc.

Selwyn Isakow
Director since 1991
Age 55

Mr. Isakow became Lead Independent Director for Champion on March 9, 2006. Previously in 2004 to 2006, Mr. Isakow served as Chairman of the Board for Champion. For more than five years, Mr. Isakow has been Chairman, President and Chief Executive Officer of The Oxford Investment Group, Inc., a Bloomfield Hills, Michigan, merchant banking and corporate development firm. Mr. Isakow also serves as a director of San Diego Private Bank.

Brian D. Jellison
Director since 1999
Age 61

Mr. Jellison is currently Chairman, President and Chief Executive Officer of Roper Industries, Inc. (“Roper”) based in Duluth, Georgia, a manufacturer of instrumentation, controls and scientific imaging products. He has served as Roper’s Chairman since 2003 and President and Chief Executive Officer since 2001. From 1998 to 2001 Mr. Jellison served as Executive Vice President of Ingersoll-Rand Company, a major manufacturer of diversified industrial equipment and components.

G. Michael Lynch
Director since 2003
Age 63

Since 2000, Mr. Lynch has served as Executive Vice President and Chief Financial Officer of Federal-Mogul Corporation (“Federal-Mogul”), a global manufacturer and marketer of automotive component parts. On October 1, 2001, Federal-Mogul filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. For three years prior to working for Federal-Mogul, Mr. Lynch was Vice President and Controller for Dow Chemical Company and previously worked for 29 years with Ford Motor Company in various financial-related positions. Mr. Lynch also serves as a director of Forward Air Corporation.

Thomas A. Madden
Director since 2006
Age 53

Mr. Madden was Executive Vice President and Chief Financial Officer of Ingram Micro Inc., a computer technology products and services company, from 2001 through 2005. He served as Senior Vice President and Chief Financial Officer of ArvinMeritor, Inc. from 1997 through 2001. Mr. Madden serves as a director of Mindspeed Technologies, Inc., FreightCar America, Inc., and Intcomex, Inc.

Shirley D. Peterson
Director since 2004
Age 65

Mrs. Peterson was President of Hood College, an independent liberal arts college in Frederick, Maryland, from 1995 until 2000. From 1989 to 1993 she served in the United States government, first appointed by President George H. Bush as Assistant Attorney General in the Tax Division of the Department of Justice, then as Commissioner of the Internal Revenue Service. She also was a partner in the law firm of Steptoe & Johnson, where she spent a total of 22 years from 1969-89 and 1993-94. Currently, Mrs. Peterson serves on the board of directors of AK Steel Holding Corporation, The Goodyear Tire & Rubber Company, Federal-Mogul, and Wolverine World Wide, Inc. She is also an independent trustee of the DWS Scudder Mutual Funds, as well as a trustee of Bryn Mawr College.

David S. Weiss
Director since 2006
Age 46

Mr. Weiss was Executive Vice President, Chief Financial Officer and Director of Beazer Homes USA, Inc., one of the nation’s largest single-family home builders, from its initial public offering in 1994 until his retirement in 2003. From 1993 to 1994, Mr. Weiss served as the Assistant Corporate Controller of Hanson Industries, the United States arm of Hanson PLC.

Corporate Governance

Makeup of the Board:	Our bylaws allow for a minimum of three directors and a maximum of nine directors. Currently, the Board is comprised of nine directors. In the event that a nominee is unable to serve, the person designated as Proxy holder for the Company will vote for the remaining nominees and for such other person as the Board may nominate.

Length of Board Term:	Directors who are elected will hold office until the 2008 Annual Meeting of Shareholders or until a successor has been duly appointed and qualified. All nominees are currently Directors and have agreed to serve if elected.

General:	The Board believes that good corporate governance is important so that the Company is managed for the long-term benefit of its Shareholders. The Board at least annually reviews its corporate governance practices and policies as set forth in its Corporate Governance Guidelines, Code of Ethics, Lead Independent Director charter and various Committee charters.

Code of Ethics:	The Company has a Code of Ethics that applies to all of its employees, officers and Directors. Amendments to, and any waiver from, any provision of the Code of Ethics that requires disclosure under applicable Securities and Exchange Commission (“SEC”) rules will be posted on the Company’s website at www.championhomes.com.

Board Committees:	The Board has three standing committees: the Audit and Financial Resources Committee (the “Audit Committee”); the Compensation and Human Resources Committee (the “Compensation Committee”); and the Nominating and Corporate Governance Committee (the “Nominating Committee”). Each committee has a written charter.

Access to Corporate Governance Documents:	You can access the charters for each of our Board Committees as well as our Corporate Governance Guidelines, Code of Ethics and Lead Independent Director charter in the “Investor Relations — People and Governance” section of our website at www.championhomes.com, or by writing to:

John J. Collins, Jr.
Secretary
Champion Enterprises, Inc.
2701 Cambridge Court, Suite 300
Auburn Hills, Michigan 48326

Nomination of Directors:	The Nominating Committee, in accordance with its charter and the Board’s governance principles, seeks to select a Board that is, as a whole, strong in its collective knowledge and diversity of skills and experience concerning accounting and finance, management and leadership, vision and strategy, business operations, business judgment, risk assessment, industry knowledge, and corporate governance. When reviewing a potential candidate, the Nominating Committee looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time given the then current mix of director attributes.

In considering whether to recommend any candidate for inclusion as a Director nominee, the Nominating Committee will apply the criteria set forth in the Corporate Governance Guidelines and in applicable Committee charters. These criteria include the candidate’s character and integrity, business acumen, experience inside and outside of the business community, personal commitment, diligence, conflicts of interest and the ability to act in the balanced, best interests of the Shareholders as a whole rather than special interest groups or constituencies. In addition, the Company strives to have all Directors, other than the Chairman of the Board, President and Chief Executive Officer, be independent as that term is defined in New York Stock Exchange (“NYSE”) rules.

The Nominating Committee will consider nominations submitted by Shareholders. To recommend a Director nominee, a Shareholder should write to the Company’s Secretary at the above address. To be considered by the Nominating Committee for nomination and inclusion in the Company’s Proxy Statement for its 2008 Annual Meeting of Shareholders, a recommendation for a Director must be received by the Company’s Secretary no later than November 2, 2007. Any recommendation must include (i) the name and address of the candidate; (ii) a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements summarized above; and (iii) the candidate’s signed consent to be named in the Proxy Statement and to serve as a Director if elected. The Nominating Committee may seek additional biographical and background information from any candidate. This information must be received on a timely basis to be considered by the Nominating Committee.

The process followed by the Nominating Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, use of a search firm or outside consultant, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Nominating Committee and the Board. Assuming the appropriate biographical and background material is provided for candidates submitted by Shareholders, the Nominating Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members.

All Director nominees recommended for election by the Shareholders at the 2007 Annual Meeting are current members of the Board. The Nominating Committee did not receive any nominations from Shareholders for the 2007 Annual Meeting.

Director Independence:	The Board has determined that all Director nominees for election at the 2007 Annual Meeting, other than the Chairman, President and Chief Executive Officer, are independent based upon NYSE standards. This means that such nominees have no material relationship with the Company either directly or indirectly or as a partner, shareholder or affiliate of an organization that has a relationship with the Company. The Board has made this determination based on the fact that no nominee for Director, other than Mr. Griffiths: is an officer or employee of the Company or its subsidiaries or affiliates; has an immediate family member who is an officer of the Company or its subsidiaries or has any current or past material relationship with the Company; has worked for, consulted with, been retained by, or received anything of substantial value from the Company aside from his or her compensation as a Director; is, or was within the past three years, employed by the independent auditors for the Company; is an executive officer of any entity which the Company’s annual sales to, or purchases from, exceeded one percent of either entity’s annual revenues for the last fiscal year; or serves as a director, trustee, executive officer or similar position of a charitable or non-profit organization to which the Company or its subsidiaries made charitable contributions or payments in the last fiscal year in excess of two percent of the organization’s charitable receipts. In addition, no executive officer of the Company serves on the compensation committee of any corporation that employs a Director or a member of the immediate family of any Director.

In determining Director independence, the Board considered the following three relationships and concluded that such relationships did not affect the independence of the respective Director: (1) Ms. Peterson is a Director of Federal-Mogul, and Mr. Lynch is the Executive Vice President and Chief Financial Officer of Federal-Mogul; (2) Mr. Belsky is the Executive Director of the Joint Center for Housing Studies at Harvard University and the Company made a charitable contribution to the Joint Center during 2006 of $20,000; and (3) Mr. Belsky provides occasional housing market or general industry presentations to housing industry trade organizations, home building companies, building materials manufacturers, and housing finance companies.

Lead Independent Director:	Selwyn Isakow serves as the Company’s Lead Independent Director. The principal role of the Lead Independent Director is to promote open and effective communications among the non-management members of the Board of Directors and between those non-management Directors and the management of the Company, including in particular the Chairman of the Board, President and Chief Executive Officer.

Communications with Directors:	The Board has established a process for Shareholders and other interested parties to communicate with members of the Board. The Lead Independent Director, with the assistance of the Company’s Secretary, will be primarily responsible for monitoring communications from Shareholders and other interested parties and providing copies or summaries of such communications to the other Directors, as he or she considers appropriate. Communications will be forwarded to all Directors if they relate to appropriate matters and may include suggestions or comments from the Lead Independent Director. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications. Shareholders and interested parties who wish to send communications to the Board may do so by writing to:

Selwyn Isakow
Lead Independent Director
c/o the Secretary
Champion Enterprises, Inc.
2701 Cambridge Court, Suite 300
Auburn Hills, Michigan 48326

Number of Meetings in 2006:	The Board met nine times during the fiscal year ended December 30, 2006 (“fiscal 2006”). During fiscal 2006, all Directors attended at least 75% of the aggregate of the total number of Board meetings and Board committee meetings.

Annual Meeting Attendance Policy:	The Board’s policy is that all Directors should attend the Annual Meeting of Shareholders if reasonably possible. All members of the Board attended the 2006 Annual Meeting of Shareholders.

Director Evaluation:	The Board conducts annual performance evaluations of the Board as a whole, the performance of each of the Board members individually, and the performance of each of the Board’s Committees.

Executive Session Presiding Director:	The Lead Independent Director presides over the executive sessions of the Board.

Audit and Financial Resources Committee:	The Audit and Financial Resources Committee met 11 times during fiscal 2006.

Members:
• G. Michael Lynch, Chair
• Selwyn Isakow
• Brian D. Jellison
• Thomas A. Madden

The Board has determined that each member of the Audit Committee is independent, is an “audit committee financial expert,” and is qualified to serve on the Audit Committee under NYSE rules.

Responsibilities:	The powers and responsibilities of the Audit Committee are set forth in its charter, including:

• Primary function is to assist the Board in fulfilling its financial oversight responsibilities.
• Review the financial information provided to Shareholders and the SEC.
• Review the corporate accounting and financial reporting practices.
• Appoint the Company’s independent registered public accounting firm.
• Approve the scope of the audit and related audit fees.
• Monitor systems of internal financial controls.

While the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the independent registered public accounting firm. It is also not the duty of the Audit Committee to assure compliance with laws and regulations and with the Company’s Code of Ethics.

Audit Committee Report:	The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 30, 2006 with management and our independent registered public accounting firm, Ernst & Young LLP. Based upon its review and discussions with management and with Ernst & Young LLP, the Audit Committee has recommended to the Board that these financial statements be included in the Annual Report on Form 10-K as filed with the SEC for the fiscal year ended December 30, 2006.

The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by the Auditing Standards Board Statement on Auditing Standards (“SAS”) No. 61, as amended by SAS 89 and SAS 90. As required by Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” the Audit Committee has received and reviewed the required written disclosures and a confirming letter from Ernst & Young LLP regarding their independence, and has discussed the matter with them.

The Audit Committee has considered the provision of all non-audit services performed by Ernst & Young LLP with respect to maintaining independence.

G. Michael Lynch, Chairman
Selwyn Isakow
Brian D. Jellison
Thomas A. Madden

March 13, 2007

Compensation and Human Resources Committee:	The Compensation and Human Resources Committee met twice during fiscal 2006.

Members:
• Robert W. Anestis, Chair
• Eric S. Belsky
• Brian D. Jellison
• Shirley D. Peterson
• David S. Weiss

Responsibilities:	The powers and responsibilities of the Compensation Committee are set forth in its charter, including:

• Primary function is to consider and recommend to the independent members of the Board the compensation programs, benefits and awards for executive officers.
• Consider and recommend to the Board compensation of Directors.
• Develop and monitor executive compensation policies.
• Oversee administration of stock-based compensation plans and programs.

Practices and Procedures:	The Compensation Committee reviews and assesses the entire compensation package for the Executive Officers each year, generally in connection with the Board’s regularly scheduled meetings in October and December. The Compensation Committee usually asks its Compensation Consultant to prepare a report on Executive Officer compensation. The report generally addresses trends in compensation, peer group comparisons for Executive Officer compensation, compensation recommendations for the next fiscal year, and any other issues the Compensation Committee specifically asks the Compensation Consultant to address. The Compensation Committee may also ask officers or employees of the Company to prepare other materials or documents for use by the Compensation Committee at its meetings. The Compensation Committee meets, reviews, and assesses materials presented to it, and makes recommendations to the Board concerning the compensation packages of Executive Officers and Non-employee Directors for the coming year.

Compensation Consultant:	The Compensation Committee currently uses Frederic W. Cook & Co. as its outside executive Compensation Consultant. The Compensation Consultant regularly prepares reports for the Compensation Committee and meets with the Compensation Committee, including executive sessions without management present. The Compensation Consultant also makes compensation recommendations based on its expertise in compensation arrangements for senior executive officers of similar companies and its experience with Champion. The Compensation Consultant is independent, retained directly by the Committee and does not advise any of the Executive Officers on their individual compensation matters. The Compensation Consultant performs services beyond the direct purview of the Committee only in limited and infrequent circumstances and only with the knowledge and consent of the Committee.

Role of the Executive Officers:	No Executive Officers or other employees of the Company are members of the Compensation Committee or otherwise participate in the final decision making process of the Compensation Committee. Certain Executive Officers provide assistance to the Compensation Committee by preparing and assembling materials or other documents requested by the Compensation Committee and distributing those materials to the Board in advance of most meetings. The Chief Executive Officer also shares with the Committee, at the Committee’s request, his thoughts for the other Executive Officers. The Company’s Senior Vice President, Secretary and General Counsel acts as Secretary for the Compensation Committee and takes minutes of its meetings. Executive Officers and other Company employees are on occasion invited to attend or otherwise participate in meetings of the Compensation Committee, but the Compensation Committee also meets regularly in executive session without the presence of any Executive Officers or other employees of the company.

Annual Evaluation of CEO Performance:	Each year the Compensation Committee evaluates the performance of the Chairman, President and Chief Executive Officer, Mr. Griffiths, with respect to his performance goals. The performance goals generally include financial results, strategic planning, capital allocation, management supervision, succession planning, human resources, investor relations, leadership, information flow, and any other criteria chosen by the Compensation Committee. The Compensation Committee also provides comments to Mr. Griffiths on overall performance, challenges for the coming year, opportunities for improvement, and any additional thoughts or concerns. The Compensation Committee receives input from all the other independent members of the Board and other sources. Once the evaluation is complete, the Compensation Committee reviews it with the other independent members of the Board for final review and approval. At least one Non-Employee Board member then meets with Mr. Griffiths to discuss the results of the annual evaluation.

Compensation Committee Report:	The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, it has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K.

Robert W. Anestis, Chairman
Eric S. Belsky
Brian D. Jellison
Shirley D. Peterson
David S. Weiss

March 13, 2007

Nominating and Corporate Governance Committee:	The Nominating and Corporate Governance Committee met 4 times during fiscal 2006.

Members:
• Eric S. Belsky, Chair
• Robert W. Anestis
• Selwyn Isakow
• Shirley D. Peterson

Responsibilities:	The powers and responsibilities of the Nominating Committee are set forth in its charter, including:
• Primary function is to assist the Board in identifying and screening qualified candidates to serve as Directors.
• Recommend to the Board the nominees to fill new positions or vacancies as they occur among the Directors.
• Recommend to the Board the candidates for election or reelection as Directors by the Shareholders at the Annual Meeting.
• Review corporate governance documents at least annually and recommend appropriate changes.

For additional information on the role of the Nominating and Corporate Governance Committee in the selection of Directors, see the Nomination of Directors section on page 7.

Eric S. Belsky, Chairman
Robert W. Anestis
Selwyn Isakow
Shirley D. Peterson

March 13, 2007

Compensation of Directors

The following table provides information regarding compensation provided to the Non-employee Directors of the Company during fiscal 2006.

							Change in
							Pension
							Value and
	Fees						Nonqualified
	Earned or					Non-Equity	Deferred
	Paid			Option		Incentive Plan	Compensation	All Other
Name	in Cash ($)	Stock Awards ($)		Awards ($)		Compensation ($)	Earnings ($)	Compensation ($)	Total ($)
Robert W. Anestis	$63,000	$114,042	(1)	$0	(6)	$0	$0	$0	$177,042
Eric S. Belsky	$63,000	$114,042	(1)(2)	$0	(7)	$0	$0	$0	$177,042
Selwyn Isakow	$104,500	$102,500	(3)	$0	(8)	$0	$0	$0	$207,000
Brian D. Jellison	$63,750	$99,167	(2)(4)	$0	(9)	$0	$0	$0	$162,917
G. Michael Lynch	$59,250	$114,042	(1)(2)	$0		$0	$0	$0	$173,292
Thomas A. Madden	$44,712	$89,736	(5)	$0		$0	$0	$0	$134,448
Shirley D. Peterson	$58,500	$99,167	(4)	$0		$0	$0	$0	$157,667
David S. Weiss	$39,850	$89,736	(5)	$0		$0	$0	$0	$129,586

(1)	Reflects restricted stock award grants as follows: (i) two-thirds of the May 3, 2006 award for 8,050 shares of the Company’s Common Stock, valued at the award date NYSE closing price of $16.25 per share, partial compensation for membership on the Board for the following year and for being a Committee chairperson; the remaining one-third of that award is scheduled to be earned during the first four months of 2007; and (ii) one-third of the May 3, 2005 award for 8,050 shares of the Company’s Common Stock valued at the award date NYSE closing price of $10.00 per share. Compensation amount and shares earned calculated in accordance with FAS 123(R). One-half of the May 3, 2006 stock award is still subject to forfeiture and is not scheduled to vest until May 3, 2007.

(2)	The following Directors have in 2006 or previously elected to defer the following stock awards: Mr. Belsky 8,050 shares; Mr. Jellison 19,750 shares; and Mr. Lynch 16,100 shares. These awards will be issued by the Company upon the Director’s retirement, death or other termination of service from the Board.

(3)	Reflects restricted stock award grants as follows: (i) two-thirds of the May 3, 2006 award for 7,000 shares of the Company’s Common Stock, partial compensation for membership on the Board for the following year, valued at the award date NYSE closing price of $16.25 per share; the remaining one-third of those shares are scheduled to be earned during the first four months of 2007; and (ii) one-third of the May 3, 2005 award for 8,000 shares of the Company’s Common Stock, valued at the award date NYSE closing price of $10.00 per share. Compensation amount and shares earned calculated in accordance with FAS 123(R). One-half of the May 3, 2006 stock award is still subject to forfeiture and is not scheduled to vest until May 3, 2007.

(4)	Reflects restricted stock award grants as follows: (i) two-thirds of the May 3, 2006 award for 7,000 shares of the Company’s Common Stock, partial compensation for membership on the Board for the following year, valued at the award date NYSE closing price of $16.25 per share; the remaining one-third of that award is scheduled to be earned during the first four months of 2007; and (ii) one-third of the May 3, 2005 award for 7,000 shares of the Company’s Common Stock, valued at the award date NYSE closing price of $10.00 per share. Compensation amount and shares earned calculated in accordance with FAS 123(R). One-half of the May 3, 2006 stock award is still subject to forfeiture and is not scheduled to vest until May 3, 2007.

(5)	Reflects restricted stock awards grants as follows: (i) two-thirds of the May 3, 2006 award for 7,000 shares of the Company’s Common Stock, partial compensation for membership on the Board for the following year, valued at the award date NYSE closing price of $16.25 per share; the remaining one-third of that award is scheduled to be earned during the first four months of 2007; and (ii) five-sixths of the award granted upon the Director’s election to the Board effective March 17, 2006 of 1,055 shares as partial compensation for membership on the Board through May 3, 2006, valued at the March 17, 2006 award date NYSE closing price of $15.81 per share; the remaining one-sixth of the shares from that award are scheduled to be earned through March 17, 2007. These two awards are the only stock awards outstanding for this director. Compensation amount and shares earned calculated in accordance with FAS 123(R). One-half of the

March 17, 2006 and May 3, 2006 stock awards are still subject to forfeiture and are not scheduled to vest until March 17, 2007 and May 3, 2007 respectively.

(6)	Mr. Anestis has the following outstanding stock option awards with the Company as of December 30, 2006: (i) 44,800 stock options granted on May 1, 2001 with an exercise price of $9.10 per share and an expiration date of May 1, 2011; and (ii) 20,800 stock options granted on April 30, 2002 with an exercise price of $8.30 per share and an expiration date of April 30, 2012.

(7)	Mr. Belsky has the following outstanding stock option awards with the Company as of December 30, 2006: (i) 4,996 stock options granted on January 25, 2002 with an exercise price of $12.25 per share and an expiration date of January 25, 2012; and (ii) 19,200 stock options granted on April 30, 2002 with an exercise price of $8.30 per share and an expiration date of April 30, 2012.

(8)	Mr. Isakow has the following outstanding stock option awards with the Company as of December 30, 2006: (i) 20,800 stock options granted on May 2, 2000 with an exercise price of $6.13 per share and an expiration date of May 2, 2010; (ii) 100,000 stock options granted on December 4, 2000 with an exercise price of $3.19 per share and an expiration date of December 4, 2007; (iii) 43,200 stock options granted on May 1, 2001 with an exercise price of $9.10 per share and an expiration date of May 1, 2011; and (iv) 19,200 stock options granted on April 30, 2002 with an exercise price of $8.30 per share and an expiration date of April 30, 2012.

(9)	Mr. Jellison has the following outstanding stock option awards with the Company as of December 30, 2006: (i) 24,000 stock options granted on April 27, 1999, with an exercise price of $25.24 per share and an expiration date of April 27, 2009; (ii) 19,200 stock options granted on May 2, 2000 with an exercise price of $6.13 per share and an expiration date of May 2, 2010; (iii) 100,000 stock options granted on December 28, 2000 with an exercise price of $2.75 per share and an expiration date of December 28, 2007; and (iv) 20,800 stock options granted on May 1, 2001 with an exercise price of $9.10 per share and an expiration date of May 1, 2011.

General:	Over the past few years, the role, responsibilities and liabilities of Non-employee Directors has increased significantly due to governance reforms and regulatory developments. The increased demand for independent directors, coupled with a decreasing supply of qualified directors due to increasing financial risk and overall responsibilities, has led to significant changes in director compensation. We believe Non-employee Directors should be compensated for the significant role they perform for the Company, while encouraging those Non-employee Directors to maintain an equity investment in the Company. We also believe that we should pay additional compensation to Non-employee Directors that assume higher levels of responsibility, including Committee members, Committee chairs, and any Lead Independent Director or Non-employee Chairman of the Board.

Non-employee Director compensation consists of a cash component and a stock component. Non-employee Directors receive the cash component of their compensation pursuant to the Cash Compensation Plan for Non-employee Directors (the “Cash Compensation Plan”) and they receive the stock component pursuant to the 2005 Equity Compensation and Incentive Plan (the “2005 Equity Compensation Plan”), which the Shareholders approved in 2005. A Director who is also an employee of the Company receives no compensation for serving as a Director other than compensation for services as an employee. All Directors are reimbursed for expenses to attend Board and Committee meetings.

Cash Component:	The cash component of Non-employee Director compensation is provided pursuant to the Cash Compensation Plan and consists of an annual cash retainer of $30,000 (plus an additional $4,500 for

Committee Chairpersons, $60,000 for the Non-employee Chairman of the Board, if any, and $30,000 for the Lead Independent Director), which is paid quarterly in arrears until the next Annual Meeting of Shareholders. Directors also receive $1,500 for each Board meeting attended in person and $750 for each meeting attended by telephone. In addition, Directors who serve on the Audit and Financial Services Committee receive an additional annual cash retainer of $15,000, and Directors who serve on the Compensation and Human Resources Committee or the Nominating and Corporate Governance Committee receive an additional annual cash retainer of $9,000, which is paid quarterly in arrears until the next Annual Meeting of Shareholders. A Director appointed to fill a vacancy on the Board prior to an Annual Meeting receives a prorated cash retainer for the interim term.

Stock Component:	The stock component of Non-employee Director compensation is provided pursuant to the Company’s 2005 Equity Compensation Plan. Currently, the stock component consists of a restricted stock award for 7,000 shares of Champion’s Common Stock (subject to a maximum value of $120,000) plus an additional 1,050 shares for Committee Chairpersons (subject to a maximum value of $18,000), and 1,000 shares for the Non-employee Chairman of the Board, if any (subject to a maximum value of $18,000), upon election or reelection at an Annual Meeting. A Director appointed to fill a vacancy on the Board or who becomes a Committee Chairperson, Non-employee Chairman or Lead Independent Director prior to an Annual Meeting receives a prorated restricted stock award for such interim term. Restrictions on the restricted stock award lapse based on the Director’s length of service with the Company following the award, as follows: 0% for less than six months; 50% for more than six months but less than one year; and 100% for one year. Subject to the restrictions, a Director may elect to defer receipt of a restricted stock award until retirement, death or other termination of service from the Board.

The Company has not issued stock options to any of its Non-employee Directors in over four years.

Stock Ownership Requirement:	Non-employee Directors are expected to own a minimum of 10,000 shares of Company Common Stock within three years after joining the Board. The Company’s General Counsel monitors compliance with this requirement. Each of the Non-employee Directors is currently in full compliance with his or her stock ownership requirements.

Compensation Discussion and Analysis

Summary:	This Compensation Discussion and Analysis (“CD&A”) is intended to provide information about our compensation objectives and policies for our principal executive officer, our principal financial officer and our three other most highly compensated executive officers (the “Named Executive Officers”). This CD&A is intended to place in perspective the compensation information contained in the tables that follow this discussion. Our CD&A is organized as follows:

• Compensation Program Overview and Philosophy.  In this section, we describe our compensation philosophy, provide an overview of the key elements of Named Executive Officer compensation and their objectives, and explain our approach to benchmarking compensation against market practices.

• Share Ownership Requirements. This section includes a description of the share ownership and retention guidelines applicable to our Named Executive Officers.

• Elements and Analysis of Compensation.  This section describes in more detail the types of compensation provided to our Named Executive Officers and provides an analysis of the basis of compensation for our Named Executive Officers for 2006.

• Impact of Regulatory Requirements.  This section discusses the impact of Section 162(m) of the Internal Revenue Code, the Statement of Financial Accounting Standards No. 123(R) (“FAS 123(R)”), and various other regulatory requirements on decisions regarding our executive compensation.

Information about the Compensation Committee and the processes it uses in determining the compensation of our named executive officers is provided in the Corporation Governance section of this Proxy Statement.

Compensation Program Overview and Philosophy:	We believe that compensation for the Named Executive Officers should be simple and straight-forward, with the annual performance bonuses and long-term performance incentives tied to the Company’s performance. Our compensation policies for Named Executive Officers are designed to encourage and reward efforts that create shareholder value through achievement of corporate performance goals. The program is composed of the following elements:

• Annual base salaries are based on level of job responsibility, individual performance, experience, skill level and market practices.

• Annual performance bonuses should provide the opportunity for additional compensation based on meeting performance goals.

• Long-term incentives should link executive performance to shareholder interests, encourage Company stock ownership, and provide an incentive to create long-term shareholder value.

• Perquisites and other forms of non-cash benefits should be minimized in an effort to avoid an entitlement mentality, reduce costs, and reinforce a pay-for-performance philosophy.

• Severance benefits and change in control provisions that provide reasonable and equitable protection consistent with the general practice of comparable companies.

We also believe that Company stock ownership by the Named Executive Officers is very important and shows a strong commitment to the Company, so we have implemented stock ownership requirements for the Named Executive Officers.

General Compensation Philosophy:	The ultimate objective of our compensation program is to create value for our shareholders. Our compensation program is intended to support the achievement of our overall strategy and the creation of shareholder value through the following:

• A linkage between performance and compensation;

• Compensation opportunities that enable us to recruit and retain capable senior leadership;

• Emphasis on stock compensation to align executives’ financial interests with those of shareholders; and

• Enable the Company to retain qualified executive officers.

The manufactured housing industry’s cyclicality and the Company’s stock price volatility have posed significant challenges in attempting to tie compensation to operating performance and shareholder value. In light of these challenges as well as other considerations, two key operating principles underlie our compensation program for Named Executive Officers:

• Simplicity in design to facilitate ease of administration and communication; and

• Flexibility to adjust to changing business needs in a fast-paced competitive environment.

We do not allocate between cash versus non-cash compensation and short-term versus long-term compensation based on specific percentages. Instead, we believe that the compensation package for Named Executive Officers should be generally in line with the prevailing market, and that performance incentives should be more heavily weighted than fixed components.

Benchmarking:	Market pay levels are one of many factors we consider in attempting to ensure that our pay opportunities are sufficient to attract and retain capable executives. Obtaining relevant and comparable market information is challenging for the Company. Given the nature of the manufactured housing industry, our direct competitors are generally not comparable to the Company due to size or other structural differences, are privately held and do not disclose pay levels, or have senior executives with substantial equity holdings in the company. Our largest competitor is a subsidiary of a large diverse business entity, so the compensation levels of the executive officers of that competitor are not available. In order to provide a frame of reference on market pay levels and practices to ensure that our Named Executive Officer compensation program is reasonable, information on market levels is obtained from various sources including published compensation surveys, information taken from SEC filings of selected publicly traded benchmark companies, and first-hand experience obtained from the marketplace in hiring executives.

For the past several years, we have benchmarked Named Executive Officer compensation against a group of consumer cyclical companies (the “Peer Group”). The Peer Group was recommended by the Compensation Committee’s outside executive Compensation Consultant (the “Compensation Consultant”), subject to consultation with the Compensation Committee and management, and approved by the Compensation Committee. The companies included in the Peer Group are periodically reviewed. The Peer Group currently consists of the following companies (ticker symbols in parenthesis): Oshkosh Truck Corporation (OSK), Polaris Industries, Inc. (PII), Snap-on Incorporated (SNA), Thor Industries Inc. (THO), The Toro Company (TTC), Ethan Allen Interiors Inc. (ETH), Furniture Brands International Inc. (FBN), Winnebago Industries Inc. (WGO), NCI Building Systems, Inc. (NCS), Bandag, Incorporated (BDG), La-Z-Boy Incorporated (LZB), NACCO Industries, Inc. (NC), Wabash National Corporation (WNC), Fleetwood Enterprises, Inc. (FLE), and Monaco Coach Corporation (MNC). Information collected and periodically reviewed by the Committee includes total compensation levels for Named Executive Officers (including base salary, annual bonus, long-term incentives, and other compensation), stock incentive practices (including dilution and share usage), and other related items. Information from leading published compensation surveys is also gathered periodically for industrial companies generally.

Our objective in regard to the competitiveness of our compensation program is to position ourselves around the middle of market practice, as identified through various sources noted above. There is no formal policy or practice on specific relationships between pay for our Named Executive Officers and market statistics. We believe that our retirement and other benefits and perquisites are very lean relative to general industry practice, but we have not attempted to quantify the shortfall or convert it into other forms of direct compensation. The level of benefits is a consideration, however, in determining incentive opportunities. In summary, we believe that information on how much other companies pay is only one of many factors to be considered in evaluating the supply and demand for executives, with compensation decisions ultimately reflecting an evaluation of each individual’s contribution and value to the Company.

Share Ownership Requirements:	We believe that ownership of Company Common Stock by the Named Executive Officers is very important and shows a strong commitment to the Company. Named Executive Officers are required to own a certain minimum level of Company Common Stock depending on the position held. Any Named Executive Officer receiving stock compensation pursuant to a performance share award or restricted stock award is required to retain and not sell at least 50% of the after tax shares received until their minimum Company Common Stock ownership levels are achieved. The current minimum Company Common Stock ownership levels for the Named Executive Officers are:

•	William C. Griffiths	250,000 shares
Chairman, President
and Chief Executive Officer

•	Phyllis A. Knight Executive Vice President, Treasurer and Chief Financial Officer	75,000 shares

•	John J. Collins, Jr. Senior Vice President, Secretary and General Counsel	75,000 shares

•	Bobby J. Williams Vice President Operations	75,000 shares

•	Jeffrey L. Nugent Vice President Human Resources	25,000 shares

Each Named Executive Officer signs a certification at least annually acknowledging their compliance with the stock ownership requirements. The Company’s General Counsel monitors Named Executive Officer share ownership and reports to the Compensation Committee annually on stock ownership levels and stock ownership requirement compliance. The current Company Common Stock ownership level for each of the Named Executive Officers is set forth in the Management Share Ownership table on page 46. When calculating ownership levels for the stock ownership requirements, we include any shares directly owned but we do not include unexercised stock options, unvested restricted stock awards, or unvested performance share awards. As of February 16, 2007, each of the Named Executive Officers was in full compliance with their stock ownership requirements.

Equity Trading Restrictions:	It is a policy of the Company that Named Executive Officers may not purchase or sell options, puts, calls, or other derivative securities in the Company’s Common Stock. In addition, Named Executive Officers may not purchase any of the Company’s publicly traded debt securities.

Elements and Analysis of Compensation:	The compensation program for the Company’s Named Executive Officers is composed of the following elements.

Base Salary:	The Compensation Committee reviews the base salaries of Named Executive Officers each year, as well as at the time of a promotion or any other change in responsibilities. Base salaries are based on level of job responsibility, individual performance, experience, skill level, and market practices. Base salary increases usually take place around the end of each calendar year. In December 2005, the Compensation

Committee recommended and the Board subsequently approved a base salary increase for the Named Executive Officers effective as of January 1, 2006. The base salary increase for Mr. Griffiths, the Chairman, President and Chief Executive Officer, was based on his 2005 performance evaluation and his continuing development as Chief Executive Officer of the Company. The base salary increases for the other Named Executive Officers were based upon individual performance and trends in the market for executive officer pay. The increases are shown in the table below.

	2005 Base	2006 Base
Name	Salary	Salary	% Increase

William C. Griffiths	$600,000	$675,000	12.5%
Phyllis A. Knight	$350,000	$364,000	4.0%
John J. Collins, Jr.	$300,000	$312,000	4.0%
Bobby J. Williams	$262,135	$273,000	4.1%
Jeffrey L. Nugent	$200,000	$208,000	4.0%

Performance Bonus:	We believe a significant portion of the Named Executive Officer cash compensation each year should be based on performance against a set financial target. Annual performance bonuses are provided to the Named Executive Officers as cash bonuses based on the achievement of certain performance targets. Each year, the Compensation Committee reviews the performance targets, the criteria used to measure those targets, and the balance between individual goals and the financial performance of the Company. The performance targets and criteria used to measure those targets are established by the Compensation Committee near the start of each fiscal year. Performance bonuses are payable in the first quarter of the following year, after final determination by the Compensation Committee of whether the performance targets have been met. The performance targets for 2006 were based entirely on the financial performance of the Company, and not based on individual performance.

For the past several years, the criterion used to measure the performance targets was cash earnings determined in accordance with a proprietary formula. This formula calculates cash earnings by modifying GAAP net income for non-cash items, certain types of capital expenditures, and other non-recurring adjustments. This formula was developed by the Company as part of an analysis of the factors that the Company believes, historically, have driven changes in its stock price and overall shareholder value. We utilize this measurement in analyzing and valuing acquisition targets, analyzing divestitures, and in making decisions about significant capital expenditures, among other things. We believe that this cash earnings measurement is the proper criterion for the performance targets because we believe it is a critical component in driving value for our shareholders. As a result, we use this as a key measurement of the Company’s performance. Although cash earnings targets have been used in recent years, the Compensation Committee reserves the right to revisit all aspects of any performance bonus criteria.

The cash earnings targets for the Named Executive Officers’ 2006 performance bonuses were recommended by the Compensation

Committee and approved by the Board, and were based on corporate financial goals for the 2006 fiscal year. The corporate financial goals reflected expected conditions in the manufactured and broader housing markets for 2006. At the beginning of 2006 the Compensation Committee set a threshold cash earnings target, below which no performance bonus would be earned, a target cash earnings for which target performance bonuses would be earned, and a maximum cash earnings level at which maximum performance bonuses would be earned. The performance bonus would have been equally pro-rated had the Company’s cash earnings for 2006 fallen between the threshold, target and maximum amounts.

Because the Company’s actual cash earnings for 2006 were below the threshold level pre-determined by the Compensation Committee, no Named Executive Officer received a performance bonus for 2006. The target-setting process and ultimate cash earnings results for 2006 illustrate the challenges we face in trying to tie compensation to performance due to the cyclicality and unpredictability of our markets. The financial goals for 2006 were established based on expected conditions in the manufactured and broader housing markets in early 2006. Because conditions in these markets deteriorated substantially as 2006 progressed, the corporate financial goals became much more difficult to achieve than anticipated.

Actual and potential performance bonuses for 2006 are set forth in the table below. Potential 2006 performance bonuses are expressed as a percentage of base salary.

		Potential 2006
	Actual 2006	Performance Bonus
	Performance	(as a percentage of base salary)
Name	Bonus	Threshold	Target	Maximum

William C. Griffiths	$0	0%	100%	200%
Phyllis A. Knight	$0	0%	80%	160%
John J. Collins, Jr.	$0	0%	60%	120%
Bobby J. Williams	$0	0%	80%	160%
Jeffrey L. Nugent	$0	0%	50%	100%

Long-Term Incentive Compensation:	We believe that equity-based compensation gives the Named Executive Officers a continuing stake in the long-term success of the Company and aligns their interests with the interests of the Company’s shareholders.

The design of the Company’s long-term incentive program reflects, among other considerations, the volatility of the Company’s stock price and the cyclicality of the manufactured housing industry. Prior to 2003, stock options were the primary long-term incentives for the Named Executive Officers. In 2003, stock options were largely replaced by performance share awards and restricted stock awards due to dilution considerations, general trends in long-term incentive programs, the Company’s refocused business strategy, a desire to more closely tie long-term compensation to performance, and the pending accounting charges for stock options. The long-term performance incentives given to each Named Executive Officer are based on level of job responsibility, individual performance, experience, and skill level. Long-term performance incentives are also based on a review of prior grants, market data for comparable executive officers in the Peer Group and recommendations from the Compensation Consultant.

Performance Shares. All current outstanding performance share awards are earned by the Named Executive Officers based on two factors: (i) the Company’s achievement of certain performance goals over a three year performance period; and (ii) each Named Executive Officer’s continued employment with the Company until earnings are finalized for the third year of the performance period. A portion of each award may become earned but not vested each year based on performance to date, but the Named Executive Officers must remain employed with the Company until earnings are finalized for the third year of the performance period for the shares to become vested. If a Named Executive Officer is no longer employed with the Company when earnings are finalized for the third year of the performance period, all the performance shares for that award are forfeited, including any earned but unvested shares. The annual granting of performance share awards and the overlapping three-year vesting of those awards are designed to promote the retention of the Named Executive Officers.

Performance share awards are usually granted around the end of each calendar year. The Compensation Committee recommends and the Board approves the performance goals and the number of shares granted to each Named Executive Officer. The number of shares given to each Named Executive Officer is determined based on a review of previous grants, Peer Group data for similar executives, and the recommendations of the Compensation Consultant. A description of all outstanding performance share awards for the Named Executive Officers as of the end of the 2006 fiscal year is contained in the Outstanding Equity Awards at Fiscal Year-End Table on page 35. The performance share awards granted during the 2006 fiscal year are summarized in the Grants of Plan-Based Awards Table on page 34. As of December 30, 2006 there were three different sets of performance share awards outstanding for the Named Executive Officers:

• The performance share awards granted in 2004 based on the Company’s performance in fiscal years 2004-2006. These shares are fully earned and vested, and the Company is in the process of delivering these shares to all participants including the Named Executive Officers.

• The performance share awards granted on November 22, 2004 based on the Company’s performance in fiscal years 2005-2007. These shares are 81.68% earned based on the Company’s performance in 2005 and 2006.

• The performance share awards granted on January 6, 2006 based on the Company’s performance in fiscal years 2006-2008. These shares are 18.80% earned based on the Company’s performance in 2006.

The performance goal for the performance share award granted to the Named Executive Officers in 2006 was based on the Company’s cash earnings (see discussion of cash earnings above in the “Performance Bonus” section). The number of shares earned each year is based on the cash earnings for that year as a percentage of the total aggregate cash earnings goal for the entire three-year period. For the performance share awards granted on January 6, 2006, one hundred percent attainment of the performance goal will be very difficult to achieve based on the Company’s 2006 cash earnings and current industry conditions. We expect, however, that a pro-rated portion of that award is reasonably likely to be earned, depending on 2007 and 2008 results. These performance share awards are designed to qualify for the “performance-based compensation” exception of Section 162(m) of the Internal Revenue Code and therefore be deductible by the Company. Although performance shares awards in recent years have been based on similar performance goals, the Compensation Committee reserves the right to revisit all aspects of any future performance share awards and performance goals.

Restricted Stock Awards. On November 22, 2004, the Company granted a special one time restricted stock award to each of the Named Executive Officers other than Mr. Griffiths, the Chairman, President and Chief Executive Officer. See summary table below:

Name	Grant Date	# of Shares	Vesting Period

Phyllis A. Knight	11/22/2004	45,000	5 years
John J. Collins, Jr.	11/22/2004	45,000	5 years
Bobby J. Williams	11/22/2004	45,000	5 years
Jeffrey L. Nugent	11/22/2004	25,000	5 years

These Restricted Stock Awards were designed to: (i) provide a “risk premium” to offset the heavier than typical performance weighting in their long-term incentive compensation, the high debt load of the Company and volatility of the manufactured housing industry; (ii) provide a complete compensation tie between compensation and Company stock performance; (iii) increase stock holdings for a relatively new management team; (iv) provide an alternative to gross up provisions in their change in control agreements; and (v) provide management continuity in connection with the appointment of a new President and Chief Executive Officer. As long as each Named Executive Officer remains employed with the Company, 20% of their Restricted Stock Award vests on each of the first five anniversaries of the grant date. So far, 20% of each award vested on November 22, 2005, and another 20% vested on November 22, 2006.

On August 1, 2004, as part of the inducement for Mr. Griffiths to join the Company, the Company granted Mr. Griffiths a restricted stock award for 61,665 shares of Company Common Stock (valued at $600,000 on the award date). The stock award fully vests on August 1, 2007, subject to Mr. Griffiths’ continued employment with the Company through that date. The stock award also vests immediately if Mr. Griffiths is terminated without cause, if he resigns for good reason, or upon a change in control. Unlike the Restricted Stock Awards for the other Named Executives described above, the Company will not issue the shares relating to this award until they become vested.

Stock Options. Since 2003, the Company has used performance shares instead of stock options as the primary long-term incentive for the

Named Executive Officers. The Compensation Committee has not granted any stock options to the Named Executive Officers since 2003, other than an inducement grant to Mr. Griffiths. On August 1, 2004, the Company granted Mr. Griffiths, the Chairman, President and Chief Executive Officer, inducement options to purchase 100,000 shares of Company Common Stock at an exercise price of $9.73 per share (the fair market value of the Common Stock on the grant date, his first day of employment with the Company). Two-thirds of those options are currently exercisable; the remaining options become exercisable on August 1, 2007. These options remain exercisable until August 1, 2009. A description of all stock options held by the Named Executive Officers as of the end of the 2006 fiscal year is contained in the Outstanding Equity Awards at Fiscal Year-End Table on page 35.

No Pension or Other Executive Retirements Plans:	The Company does not have a defined benefit pension plan or any other similar retirement plan for its employees. The only retirement plans for the Named Executive Officers are the Company’s 401k Savings Plan and a new Non-Qualified Deferred Compensation Plan for 2007. The only retirement related benefit for Named Executive Officers consists of Company matching contributions to the 401k Savings Plan. The Company matches fifty cents for each dollar contributed up to six percent of their base salary and performance bonus or a maximum match of $7,500 per year in 2006, the same match given to all the other Company employees. In 2005 and 2006, the Named Executive Officers were not able to contribute the maximum amount allowable to the Company’s 401k Savings Plan due to Internal Revenue Service participation rules. The Non-Qualified Deferred Compensation Plan allows for income deferral but does not include any Company contributions. The Company has no makeup plans, top hat plans, or other similar savings plan for the Named Executive Officers.

Few Perquisites and Other Benefits:	The Company provides very few perquisites and a very lean benefits program to its Named Executive Officers. We believe that compensation for Named Executive Officers should be simple and straight forward, with a significant portion of remuneration tied to performance. We also believe that the Named Executive Officers should not receive excessive perquisites, and that their benefits should be similar to those offered to the Company’s other senior management employees. The Company does not provide the Named Executive Officers personal use of any company planes, company cars, or other transportation. The Company does not provide the Named Executive Officers with any apartments, vacation homes or security arrangements. The Company does not reimburse the Named Executive Officers for financial planning, estate planning, or tax preparation costs. The Company reimburses two Named Executive Officers for their monthly country club membership dues. No other Named Executive Officers are currently reimbursed country club, health club, or other similar club membership dues. The Compensation Consultant has prepared compensation tally sheets for the Compensation Committee, attributing dollar amounts to all Named Executive Officer perquisites and other benefits. We believe that the perquisites and benefits programs offered to our Named Executive Officers are below those offered by our Peer Group.

The Company does not maintain special benefit plans for its Named Executive Officers. The Company has no special medical plan for the Named Executive Officers. They have the same health benefit package with the same fees and co-payments as most other full-time Company employees. The Named Executive Officers receive the same short-term disability, long-term disability and life insurance benefit as the Company’s other senior management employees. The following table summarizes these benefit plans.

Plan Description	Benefit Description

Health Plan	Same benefits package as most other Company employees

401k Savings Plan	Same match as all other Company employees

Short-Term Disability	100% of base salary for 26 weeks*

Long-Term Disability	60% of base salary (up to $15,000 per month) after 26 weeks*

Life Insurance	Two times base salary*

* Same benefit as other Company senior management employees

Severance Benefits:	We believe that the Company should provide reasonable severance benefits to our employees. We also believe that, as partial consideration for such severance benefits, it is in the Company’s best interest to: (i) obtain a release from employee to avoid future disputes; and (ii) prevent key employees from competing with the Company after their employment is terminated by requiring non-solicitation and non-competition provisions in the severance agreement.

Mr. Griffiths’ employment agreement includes severance provisions. If Mr. Griffiths is terminated without cause or if he terminates his employment for good reason, Mr. Griffiths is entitled to: (i) a pro-rata portion of his performance bonus for the year of termination; (ii) base salary continuation for 24 months; and (iii) immediate vesting of the Restricted Stock Award and performance share award granted to him on August 1, 2004. Ms. Knight’s employment agreement also includes severance provisions. If Ms. Knight is terminated by the Company for any reason other than gross malfeasance or legal reasons or if she terminates her employment after her title, compensation and/or responsibilities are reduced, she is entitled to: (i) 18 months of base salary; (ii) bonus; and (iii) benefits.

The Company adopted an Executive Officer Severance Plan (the “Severance Plan”) that covers the other Named Executive Officers. Under the Severance Plan, if a participant’s employment is terminated by the Company without cause or by the participant for good reason the participant is entitled to receive severance benefits. Severance benefits include the following for up to 18 months: (i) base salary continuation payments, less the amount of any other severance payments received from the Company; and (ii) health and other insurance benefits. After the first 12 months the participant must start actively seeking other employment, and any compensation earned from other employment is set off against any severance benefits. Before receiving any severance benefits, participants in the Severance Plan must sign a general release of all claims against the Company. In addition, participants must comply with non-solicitation and non-competition provisions that survive for two years.

Assuming a hypothetical termination date of December 30, 2006, the benefits payable to the Named Executive Officers under their severance agreements would be estimated as set forth in the Potential Payments Upon Termination or Change in Control Disclosure table on page 41. These amounts are estimates only, and do not necessarily reflect the actual amounts that would paid to the Named Executive Officers.

Change in Control:	The Company has a separate change in control agreement with each of the Named Executive Officers. The Company also has change in control provisions in certain of its equity grants to Named Executive Officers. These agreements and provisions are intended to provide for continuity of management in the event of a change of control. We believe the level of benefits included in these agreements and provisions, as described below, are consistent with the general practice among our Peer Group.

The change in control agreement for each Named Executive Officer is a “double trigger” agreement, meaning the officer would only receive a cash severance payment if his or her employment were to be terminated by the Company without cause, or by the officer for good reason, following a change in control of the Company.

The main benefits payable under each change in control agreement are:

• a pro-rata portion of the officer’s performance bonus for the year of termination;

• a severance payment equal to two times the sum of the officer’s annual base salary and target performance bonus; plus

• health and other insurance benefits for up to two years from date of termination.

The agreements for Mrs. Knight and Messrs. Collins, Williams and Nugent also include non-solicitation and non-competition obligations on the part of the officer that survive for two years following the date of termination. The agreement for Mr. Griffiths references similar non-solicitation and non-competition obligations in his employment agreement. The agreement for Mr. Griffiths also provides that in certain circumstances the severance payment will be increased to fully compensate Mr. Griffiths for any U.S. federal excise tax paid by him due to his receiving the severance payment, as well as for any U.S. federal, state or local income tax payments arising due to his receipt of such additional amount. This gross up payment would not be paid to Mr. Griffiths, however, if the excise tax could be avoided by reducing the amount of his severance payment by up to 7.5%. The Company considered similar tax gross-up provisions for Mrs. Knight and Messrs. Collins, Williams and Nugent, but declined to adopt such provisions because of the financial inefficiency of tax gross-up provisions. Their agreements do not include a tax gross-up provision, but instead provide that in certain circumstances the severance payment may be reduced so that the payment will not be subject to U.S. federal excise taxes. The absence of a tax gross-up provision was one of several factors considered by the Committee in granting those individuals’ restricted stock awards in 2004 (as described above in the Restricted Stock Award discussion).

There is no explicit change in control provision for the performance share awards granted to the Named Executive Officers on January 6, 2006, but the Compensation Committee has discretionary authority to vest all or a portion of these shares upon a change in control. All other equity awards to the Named Executive Officers were granted under the Company’s shareholder approved 1995 Stock Option and Incentive Plan (the “1995 Plan”), including the performance share awards granted to the Named Executive Officers in 2004 and 2005, the restricted stock awards granted in 2004, and Mr. Griffith’s stock option award dated August 1, 2004. Pursuant to the terms of the 1995 Plan all grants under that plan have “single triggers”, meaning the awards vest immediately upon a change in control of the Company.

Assuming a hypothetical termination date of December 30, 2006, the benefits payable to the Named Executive Officers under the change in control agreements and provisions would be estimated as set forth in the Potential Payments Upon Termination or Change in Control Disclosure table on page 41. These amounts are estimates only, and do not necessarily reflect the actual amounts that would paid to the Named Executive Officers.

Impact of Regulatory Requirements:	Tax Deductibility of Pay. Section 162(m) of the Internal Revenue Code limits to $1 million the corporate tax deduction for compensation paid to certain executive officers. There is an exception to the $1 million limitation for performance-based compensation that is based on nondiscretionary, pre-established performance goals. The Compensation Committee believes that it has taken appropriate actions to preserve the deductibility of most of the annual performance bonuses and long-term performance incentive awards. However, the Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards to enable the Company to attract, retain and motivate highly qualified executives. The Compensation Committee therefore reserves the authority to approve non-deductible compensation in appropriate circumstances. Also, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the related regulations and guidance, no assurance can be given that compensation intended by us to satisfy the requirements for deductibility under Section 162(m) will in fact do so.

Stock Option Expense. The expense implications of FAS 123(R) were one of several factors considered in the design of our long-term incentive awards for Named Executive Officers. Under the provisions of FAS 123(R), the expense associated with stock option awards, our previous long-term incentive delivery vehicle, would be very high given the volatility of our stock price. Further, the value realized from stock options in a high-volatility trading environment is heavily dependent on the exact timing of the grant and exercise of stock options, and could vary significantly from the long-term value ultimately realized by shareholders and the amount recorded for compensation expense under

FAS 123(R). The accounting treatment under FAS 123(R) for performance shares, which are fully earned only if performance goals are fully achieved, is generally more favorable than under the prior accounting rules (APB No. 25). Under prior accounting guidance, any changes in market price during the performance period increased or decreased the expense associated with the grant, creating an open-ended and uncertain accounting exposure. Under FAS 123(R), in contrast, the expense associated with the grant is based on the fair value of the grant at the time of grant and does not fluctuate with stock price during the performance period, which improves the predictability of related accounting expense. Although the design of the Company’s long-term incentive program was mainly driven by other considerations, the Compensation Committee did consider the accounting treatment of stock options during the design process.

Excise Tax on Certain Change in Control Payments. U.S. federal tax law imposes tax penalties on payments associated with a change of control to the extent they exceed a specified level. These penalties include a 20% excise tax on executives and elimination of a tax deduction by the Company. See the discussion in the section on change in control payments for an explanation of the implications of this excise tax provision on the design of our change in control programs.

Executive Compensation

Summary Compensation Table

The following table summarizes the compensation for the last fiscal year of the Company’s principal executive officer, principal financial officer and the other three most highly compensated executive officers.

								Change in
								Pension
							Non-	Value and
							Equity	Nonqualified
							Incentive	Deferred
						Option	Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Stock Awards		Awards	Compensation	Earnings	Compensation		Total
Position	Year	($)	($)	($)		($)	($)	($)	($)		($)
William C. Griffiths Chairman, President & Chief Executive Officer	2006	$675,000	$0	$1,031,033	(1)	$163,332 (5)	$0	$0	$15,978	(7)	$1,885,343
Phyllis A. Knight Executive Vice President, Chief Financial Officer & Treasurer	2006	$364,000	$0	$471,083	(2)	$84,600 (6)	$0	$0	$6,634	(8)	$926,317
John J. Collins, Jr. Senior Vice President, General Counsel & Secretary	2006	$312,000	$0	$471,083	(2)	$0	$0	$0	$13,826	(9)	$796,909
Bobby J. Williams Vice President, Operations	2006	$273,000	$0	$454,100	(3)	$0	$0	$0	$6,270	(10)	$733,370
Jeffrey L. Nugent Vice President, Human Resources	2006	$208,000	$0	$309,183	(4)	$0	$0	$0	$6,010	(11)	$523,193

(1)	Amount represents the sum of the following: (i) one-third of the 61,665 share restricted stock award dated August 1, 2004, at the award date NYSE closing price of $9.73 per share; (ii) one-third of the 61,665 share performance share award dated August 1, 2004, at the award date NYSE closing price of $9.73 per share; (iii) one-third of the 110,000 share performance share award dated November 22, 2004, at the award date NYSE closing price of $11.75 per share; and (iv) and 14 percent of the 110,000 share performance share award dated January 6, 2006, at the award date NYSE closing price of $13.00 per share. Compensation amount and shares earned calculated in accordance with FAS 123(R).

(2)	Amount represents the sum of the following: (i) one-fifth of the 45,000 share restricted stock award dated November 22, 2004, at the award date NYSE closing price of $11.75 per share; (ii) one-third of the 40,000 share performance share award dated March 15, 2004, at the award date NYSE closing price of $10.19 per share; (iii) one-third of the 40,000 share performance share award dated November 22, 2004, at the award date NYSE closing price of $11.75 per share; and (iv) and 14 percent of the 40,000 share performance share award dated January 6, 2006, at the award date NYSE closing price of $13.00 per share. Compensation amount and shares earned calculated in accordance with FAS 123(R).

(3)	Amount represents the sum of the following: (i) one-fifth of the 45,000 share restricted stock award dated November 22, 2004, at the award date NYSE closing price of $11.75 per share; (ii) one-third of the 35,000 share performance share award dated March 15, 2004, at the award date NYSE closing price of $10.19 per share; (iii) one-third of the 40,000 share performance share award dated November 22, 2004, at the award date NYSE closing price of $11.75 per share; and (iv) and 14 percent of the 40,000 share performance share award dated January 6, 2006, at the award date NYSE closing price of $13.00 per share. Compensation amount and shares earned calculated in accordance with FAS 123(R).

(4)	Amount represents the sum of the following: (i) one-fifth of the 25,000 share restricted stock award dated November 22, 2004, at the award date NYSE closing price of $11.75 per share; (ii) one-third of the 20,000 share performance share award dated November 22, 2004, at the award date NYSE closing price of $11.75 per share; (iii) one-third of the 30,000 share performance share award dated November 22, 2004, at the award date NYSE closing price of $11.75 per share; and (iv) and 14 percent of the 30,000 share performance share award dated January 6, 2006, at the award date NYSE closing price of $13.00 per share. Compensation amount and shares earned calculated in accordance with FAS 123(R).

(5)	Mr. Griffiths had 33,333 options vest in 2006, valued at the award date Black-Scholes Fair Value of $4.90 per share. The remaining 33,334 options become exercisable on August 1, 2007.

(6)	Amount represents one-fourth of the stock option award of 480,000 shares of Company Common Stock granted on October 17, 2002, valued at the award date Black-Scholes Fair Value of $0.94 per share and pro-rated for the nine months remaining to vesting. The award vested in annual installments on each of the first four anniversaries of the grant date.

(7)	Includes a net $5,178 of Company contributions to the Savings Plan, $2,700 of life insurance premiums, and $8,100 for monthly country club membership dues.

(8)	Includes a net $5,178 of Company contributions to the Savings Plan and $1,456 of life insurance premiums.

(9)	Includes a net $5,178 of Company contributions to the Savings Plan, $1,248 of life insurance premiums, and $7,400 for monthly country club membership dues.

(10)	Includes a net $5,178 of Company contributions to the Savings Plan and $1,092 of life insurance premiums.

(11)	Includes a net $5,178 of Company contributions to the Savings Plan and $832 of life insurance premiums.

Employment Agreements

William C. Griffiths:	The Company has an employment agreement with Mr. Griffiths, dated July 12, 2004, which provides for an initial annual salary of $600,000. This amount increased to $675,000 effective January 1, 2006. Mr. Griffiths is entitled to participate in various benefit and incentive plans.

Phyllis A. Knight:	The Company has a letter agreement with Mrs. Knight, dated October 17, 2002, which provides for an initial annual salary of $350,000, but with a voluntary reduction to $320,000 until the Company returned to profitability. This amount was reset to $350,000 in 2004, and increased to $364,000 effective January 1, 2006. Mrs. Knight is entitled to participate in various benefit and incentive plans.

John J. Collins, Jr.:	The Company has letter agreements with Mr. Collins, dated February 12, 1997 and April 7, 2000, which provide for an initial annual salary of $190,000. This amount increased to $220,000 in 1999, to $250,000 in 2000 and to $275,000 in 2002. On September 1, 2002 Mr. Collins’ annual salary was voluntarily reduced to $261,250. His salary was then increased to $285,000 in March 2004, to $300,000 in November 2004, and to $312,000 effective January 1, 2006. Mr. Collins is entitled to participate in various benefit and incentive plans.

Jeffrey L. Nugent:	The Company has a letter agreement with Mr. Nugent dated September 21, 2004, which provides for an initial annual salary of $200,000. This amount increased to $208,000 effective January 1, 2006. Mr. Nugent is entitled to participate in various benefit and incentive plans.

Grants of Plan-Based Awards

The following table provides information regarding equity and non-equity plan awards granted during fiscal 2006 to the executives listed in the Summary Compensation Table. These performance share awards were granted pursuant to the Company’s 2005 Equity Compensation and Incentive Plan. For further information on these awards, please see the “Performance Shares” section of the Compensation Discussion and Analysis on page 25 of this Proxy Statement.

								All Other	All Other
		Estimated Future Payouts			Estimated Future Payouts			Stock	Option	Exercise/
		Under Non-Equity			Under Equity			Awards:	Awards:	Base
		Incentive Plan Awards			Incentive Plan Awards			# of	# of	Price	Grant date fair
								Shares	Securities	of Option	value of stock
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	of Stock/	Underlying	Awards	and option
Name	Date	($)	($)	($)	(#)	(#)	(#)	Units	Options	($/Sh)	awards ($)
William C. Griffiths Chairman, President & Chief Executive Officer	1/6/2006	$0	$0	$0	0	110,000 (1)	110,000	0	0	$0	$1,430,000	(2)
Phyllis A. Knight Executive Vice President, Chief Financial Officer & Treasurer	1/6/2006	$0	$0	$0	0	40,000 (1)	40,000	0	0	$0	$520,000	(2)
John J. Collins, Jr. Senior Vice President, General Counsel & Secretary	1/6/2006	$0	$0	$0	0	40,000 (1)	40,000	0	0	$0	$520,000	(2)
Bobby J. Williams Vice President, Operations	1/6/2006	$0	$0	$0	0	40,000 (1)	40,000	0	0	$0	$520,000	(2)
Jeffrey L. Nugent Vice President, Human Resources	1/6/2006	$0	$0	$0	0	30,000 (1)	30,000	0	0	$0	$390,000	(2)

(1)	Performance share awards granted to the Named Executive Officers on January 6, 2006 based upon a three year performance goals covering fiscal years 2006 through 2008. Any earned performance shares will vest in February or March of 2009, so long as the Named Executive Officer is still employed with the Company when the Company’s earnings for 2008 are finalized.

(2)	Based on a grant date fair value equal to the NYSE closing price on the grant date of $13.00 per share.

Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding equity awards outstanding as of December 30, 2006 to the executives listed in the Summary Compensation Table.

	Option Awards					Stock Awards
									Equity
									Incentive
									Plan
								Equity	Awards:
			Equity					Incentive	Market
			Incentive					Plan	or Payout
			Plan					Awards:	Value of
	Number		Awards:				Market	Number of	Unearned
	of	Number of	Number			Number of	Value of	Unearned	Shares,
	Securities	Securities	of Securities			Shares	Shares or	Shares,	Units or
	Underlying	Underlying	Underlying			or Units of	Units of	Units or	Other
	Unexercised	Unexercised	Unexercised	Option		Stock	Stock	Other Rights	Rights
	Options	Options	Unearned	Exercise	Option	That Have	That Have	That Have	That Have
	(#)	(#)	Options	Price	Expiration	Not Vested	Not Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
						(1)	(2)	(3)	(2)
William C. Griffiths Chairman, President & Chief Executive Officer	66,666	33,334 (4)	0	$9.73	8/1/2009	233,858 (5)	$2,188,911	109,492 (9)	$1,024,845
Phyllis A. Knight Executive Vice President, Chief Financial Officer & Treasurer	350,000	0	0	$2.48	10/17/2008	107,192 (6)	$1,003,317	39,808 (10)	$372,603
John J. Collins, Jr. Senior Vice President, General Counsel & Secretary	60,000	0	0	$10.15	9/5/2007	107,192 (6)	$1,003,317	39,808 (10)	$372,603
Bobby J. Williams	16,000	0	0	$15.50	7/11/2007	102,192 (7)	$956,517	39,808 (10)	$372,603
Vice President,
Operations	32,000	0	0	$25.00	5/21/2008
Jeffrey L. Nugent Vice President, Human Resources	0	0	0	$0		65,144 (8)	$609,748	29,856 (11)	$279,452

(1)	This column includes unvested restricted stock awards and shares of performance share awards that have been earned pursuant to the performance goals and other terms set forth in the award. These shares are subject to forfeiture if the Named Executive Officer’s employment with the Company is terminated before the shares vest.

(2)	Based on a market price of $9.36 per share, which was the NYSE closing price on December 29, 2006, the last trading day prior to the 2006 fiscal year end.

(3)	This column includes shares of performance share awards that have not been earned pursuant to the performance goals and other terms of the award. These shares are also subject to forfeiture if the Named Executive Officer’s employment with the Company is terminated before the shares vest.

(4)	These options become exercisable on August 1, 2007.

(5)	Represents the following: (i) 61,665 share restricted stock award dated August 1, 2004, which is scheduled to vest on August 1, 2007; (ii) the entire 61,665 share performance share award dated August 1, 2004, which is scheduled to vest on August 1, 2007; (iii) 89,848 shares (81.68%) of the 110,000 share performance share award dated November 22, 2004, which is scheduled to vest in early 2008 when fiscal year 2007 earnings are finalized; and (iv) 20,680 shares (18.80%) of the 110,000 share performance share award dated January 6, 2006, which is scheduled to vest in early 2009 when fiscal year 2008 earnings are finalized.

(6)	Represents the following: (i) 27,000 shares of the 45,000 share restricted stock award dated November 22, 2004; 9,000 of these shares will vest on November 22, 2007, 9,000 shares will vest on November 22, 2008, and the final 9,000 shares will vest on November 22, 2009; (ii) the entire 40,000 share performance share award dated March 15, 2004, which vested on February 14, 2007; (iii) 32,672 shares (81.68%) of the 40,000 share performance share award dated November 22, 2004, which is scheduled to vest in early 2008 when fiscal year 2007 earnings are finalized; and (iv) 7,520 shares (18.80%) of the 40,000 share performance share award dated January 6, 2006, which is scheduled to vest in early 2009 when fiscal year 2008 earnings are finalized.

(7)	Represents the following: (i) 27,000 shares of the 45,000 share restricted stock award dated November 22, 2004; 9,000 of these shares will vest on November 22, 2007, 9,000 shares will vest on November 22, 2008, and the final 9,000 shares will vest on November 22, 2009; (ii) the entire 35,000 share performance share award dated March 15, 2004, which vested on February 14, 2007; (iii) 32,672 shares (81.68%) of the 40,000 share performance share award dated November 22, 2004, which is scheduled to vest in early 2008 when fiscal year 2007 earnings are finalized; and (iv) 7,520 shares (18.80%) of the 40,000 share performance share award dated January 6, 2006, which is scheduled to vest in early 2009 when fiscal year 2008 earnings are finalized.

(8)	Represents the following: (i) 15,000 shares of the 25,000 share restricted stock award dated November 22, 2004; 5,000 of these shares vest on November 22, 2007, 5,000 vest on November 22, 2008, and the final 5,000 vest on November 22, 2009; (ii) the entire 20,000 share performance share award dated November 22, 2004, which vested on February 14, 2007; (iii) 24,504 shares (81.68%) of the 30,000 share performance share award dated November 22, 2004, which is scheduled to vest in early 2008 when fiscal year 2007 earnings are finalized; and (iv) 5,640 shares (18.80%) of the 30,000 share performance share award dated January 6, 2006, which is scheduled to vest in early 2009 when fiscal year 2008 earnings are finalized.

(9)	Represents the following: (i) 20,152 shares (18.32%) of the 110,000 share performance share award dated November 22, 2004, which if earned will vest in early 2008 when fiscal year 2007 earnings are finalized; and (ii) 89,320 shares (81.20%) of the 110,000 share performance share award dated January 6, 2006, which if earned will vest in early 2009 when fiscal year 2008 earnings are finalized.

(10)	Represents the following: (i) 7,328 shares (18.32%) of the 40,000 share performance share award dated November 22, 2004, which if earned will vest in early 2008 when fiscal year 2007 earnings are finalized; and (ii) 32,480 shares (81.20%) of the 40,000 share performance share award dated January 6, 2006, which if earned will vest in early 2009 when fiscal year 2008 earnings are finalized.

(11)	Represents the following: (i) 5,496 shares (18.32%) of the 30,000 share performance share award dated November 22, 2004, which if earned will vest in early 2008 when fiscal year 2007 earnings are finalized; and (ii) 24,360 shares (81.20%) of the 30,000 share performance share award dated January 6, 2006, which if earned will vest in early 2009 when fiscal year 2008 earnings are finalized.

Option Exercises and Stock Vested

The following table provides information regarding the value realized from the exercise of stock options and vesting of stock awards during fiscal 2006 by the executives in the Summary Compensation Table.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
William C. Griffiths Chairman, President & Chief Executive Officer	0	$0	0	$0
Phyllis A. Knight Executive Vice President, Chief Financial Officer & Treasurer	0	$0	9,000 (3)	$82,530	(4)
John J. Collins, Jr. Senior Vice President, General Counsel & Secretary	65,000	$833,138 (1)	9,000 (3)	$82,530	(4)
Bobby J. Williams Vice President, Operations	18,000	$200,320 (2)	9,000 (3)	$82,530	(4)
Jeffrey L. Nugent Vice President, Human Resources	0	$0	5,000 (3)	$45,850	(4)

(1)	Represents the exercise of 65,000 stock options by Mr. Collins on May 8, 2006, based on an exercise price of $3.0625 per share and the May 8, 2006 market price equal to the NYSE closing price of $15.88.

(2)	Represents two options exercised by Mr. Williams: (i) the exercise of 8,000 stock options on April 21, 2006, based on an exercise price of $4.77 per share and the April 21, 2006 market price equal to the NYSE closing price of $15.46; and (ii) the exercise of 10,000 stock options on May 3, 2006, based on an exercise price of $4.77 per share and the April 21, 2006 market price equal to the NYSE closing price of $16.25.

(3)	Reflects the vesting on November 22, 2006 of one-fifth of the restricted stock award granted to each of these officers on November 22, 2004.

(4)	Based on a November 22, 2006 vesting date NYSE closing price of $9.17 per share.

Pension Benefits

The Company does not provide any pension plan benefits to its executive officers or other management of the Company.

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)
William C. Griffiths Chairman, President & Chief Executive Officer	N/A	0	$0	$0
Phyllis A. Knight Executive Vice President, Chief Financial Officer & Treasurer	N/A	0	$0	$0
John J. Collins, Jr. Senior Vice President, General Counsel & Secretary	N/A	0	$0	$0
Bobby J. Williams Vice President, Operations	N/A	0	$0	$0
Jeffrey L. Nugent Vice President, Human Resources	N/A	0	$0	$0

Nonqualified Deferred Compensation

The Company did not provide any nonqualified deferred compensation benefits to its executive officers or other management of the Company during fiscal year 2006. The Company recently created a new Non-Qualified Deferred Compensation Plan for 2007, which allows for income deferral but does not include any Company contributions.

	Executive	Registrant		Aggregate
	Contributions	Contributions	Aggregate Earnings	Withdrawals/	Aggregate Balance
	in Last FY	in Last FY	in Last FY	Distributions	at Last FYE
Name	($)	($)	($)	($)	($)
William C. Griffiths Chairman, President & Chief Executive Officer	$0	$0	$0	$0	$0
Phyllis A. Knight Executive Vice President, Chief Financial Officer & Treasurer	$0	$0	$0	$0	$0
John J. Collins, Jr. Senior Vice President, General Counsel & Secretary	$0	$0	$0	$0	$0
Bobby J. Williams Vice President, Operations	$0	$0	$0	$0	$0
Jeffrey L. Nugent Vice President, Human Resources	$0	$0	$0	$0	$0

Potential Payments Upon Termination or Change in Control

Change in Control:	The Company has a separate change in control agreement with each of the Named Executive Officers. The change in control agreement for each Named Executive Officer is a “double trigger” agreement, meaning the officer would only receive a cash severance payment if his or her employment were to be terminated by the Company without cause, or by the officer for good reason, following a change in control of the Company. The main benefits payable under each change in control agreement are:

• a pro-rata portion of the officer’s performance bonus for the year of termination;

• a severance payment equal to two times the sum of the officer’s annual base salary and target performance bonus; plus

• health and other insurance benefits for up to two years from date of termination.

The agreements for Mrs. Knight and Messrs. Collins, Williams and Nugent also include non-solicitation and non-competition obligations on the part of the officer that survive for two years following the date of termination. The agreement for Mr. Griffiths contains similar non-solicitation and non-competition obligations by incorporating provisions in his employment agreement. The agreement for Mr. Griffiths also provides that in certain circumstances the severance payment will be increased to fully compensate Mr. Griffiths for any U.S. federal excise tax paid by him due to his receiving the severance payment, as well as for any U.S. federal, state or local income tax payments arising due to his receipt of such additional amount. This gross up payment would not be paid to Mr. Griffiths, however, if the excise tax could be avoided by reducing the amount of his severance payment by up to 7.5%. There is no such tax gross-up provision in the agreements for Mrs. Knight and Messrs. Collins, Williams and Nugent.

Severance Plan and Agreements:	Mr. Griffiths’ employment agreement includes severance provisions. If Mr. Griffiths is terminated without cause or if he terminates his employment for good reason, Mr. Griffiths is entitled to: (i) a pro-rata portion of the officer’s performance bonus for the year of termination; (ii) base salary continuation for 24 months; and (iii) immediate vesting of the restricted stock award and performance share award granted to him on August 1, 2004.

Ms. Knight’s employment agreement also includes severance provisions. If Ms. Knight is terminated by the Company for any reason other than gross malfeasance or legal reasons or if she terminates her employment after her title, compensation and/or responsibilities are reduced, she is entitled to: (i) 18 months of base salary; (ii) bonus; and (iii) benefits.

The Company adopted an Executive Officer Severance Plan (the “Severance Plan”) that covers the other Named Executive Officers. Under the Severance Plan, if a participant’s employment is terminated by the Company without cause or by the participant for good reason the participant is entitled to receive severance benefits. Severance benefits include the following for up to 18 months: (i) base salary continuation payments, less the amount of any other severance payments received from the Company; and (ii) health and other insurance benefits. After the first 12 months the participant must start actively seeking other employment, and any compensation earned from other employment is set off against any severance benefits. Before receiving any severance benefits, participants in the Severance Plan must sign a general release of all claims against the Company. In addition, participants must comply with non-solicitation and non-competition provisions that survive for two years.

Potential Payments Upon Termination of Change in Control:	Assuming a hypothetical termination date of December 30, 2006, the benefits payable to the Named Executive Officers under their Change in Control and severance agreements would be estimated as set forth in the following table. These amounts are estimates only, and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers.

Table of Potential Payments Upon Termination or Change in Control

	Termination Scenario
		By Employee		By the
	Voluntary	For Good		Company	By the Company		Normal	Early
Potential Payments Upon	Resignation	Reason		For Cause	Without Cause		Retirement	Retirement	Change in Control
Termination or CIC	($)	($)(1)		($)	($)(1)		($)	($)	($)(1)(8)
William C. Griffiths
Chairman, President & Chief Executive Officer
Cash Payments	$0	$1,350,000	(2)	$0	$1,350,000	(2)	$0	$0	$2,700,000	(9)
Accelerated Equity Awards	$0	$1,154,369	(3)	$0	$1,154,369	(3)	$0	$0	$2,183,969	(10)(11)
Continued Perquisites/Benefits	$0	$0		$0	$0		$0	$0	$30,655	(12)
Tax Gross-Ups	$0	$0		$0	$0		$0	$0	$1,134,541	(13)
Total	$0	$2,504,369		$0	$2,504,369		$0	$0	$6,049,165
Phyllis A. Knight
Executive Vice President, Chief Financial Officer & Treasurer
Cash Payments	$0	$982,800	(4)	$0	$982,800	(4)	$0	$0	$1,310,400	(9)
Accelerated Equity Awards	$0	$0		$0	$0		$0	$0	$1,001,520	(10)(14)
Continued Perquisites/Benefits	$0	$20,752	(5)	$0	$20,752	(5)	$0	$0	$27,670	(12)
Tax Gross-Ups	$0	$0		$0	$0		$0	$0	$0
Total	$0	$1,003,552		$0	$1,003,552		$0	$0	$2,339,590
John J. Collins, Jr.
Senior Vice President, General Counsel & Secretary
Cash Payments	$0	$468,000	(6)	$0	$468,000	(6)	$0	$0	$998,400	(9)
Accelerated Equity Awards	$0	$0		$0	$0		$0	$0	$1,001,520	(10)(14)
Continued Perquisites/Benefits	$0	$20,378	(7)	$0	$20,378	(7)	$0	$0	$27,171	(12)
Tax Gross-Ups	$0	$0		$0	$0		$0	$0	$0
Total	$0	$488,378		$0	$488,378		$0	$0	$2,027,091
Bobby J. Williams
Vice President, Operations
Cash Payments	$0	$409,500	(6)	$0	$409,500	(6)	$0	$0	$982,800	(9)
Accelerated Equity Awards	$0	$0		$0	$0		$0	$0	$954,720	(10)(15)
Continued Perquisites/Benefits	$0	$14,548	(7)	$0	$14,548	(7)	$0	$0	$19,397	(12)
Tax Gross-Ups	$0	$0		$0	$0		$0	$0	$0
Total	$0	$424,048		$0	$424,048		$0	$0	$1,956,917
Jeffrey L. Nugent
Vice President, Human Resources
Cash Payments	$0	$312,000	(6)	$0	$312,000	(6)	$0	$0	$624,000	(9)
Accelerated Equity Awards	$0	$0		$0	$0		$0	$0	$608,400	(10)(16)
Continued Perquisites/Benefits	$0	$19,629	(7)	$0	$19,629	(7)	$0	$0	$26,172	(12)
Tax Gross-Ups	$0	$0		$0	$0		$0	$0	$0
Total	$0	$331,629		$0	$331,629		$0	$0	$1,258,572

(1)	For a detailed discussion of severance benefits and change in control provisions, see the Severance Benefits and Change in Control sections on pages 28 and 29 respectively of the Compensation Discussion and Analysis. All stock values are based on the $9.36 per share NYSE closing price of the Company’s common stock on December 29, 2006, the last trading day of the Company’s 2006 fiscal year.

(2)	According to his employment agreement, if Mr. Griffiths is terminated without cause or if he terminates his employment for good reason, he is entitled to: (i) base salary continuation for 24 months; or $1,350,000; and (ii) a pro-rata portion of the officer’s performance bonus for the year of termination, which based on fiscal year 2006 earnings would be $0.

(3)	According to his employment agreement, if Mr. Griffiths is terminated without cause or if he terminates his employment for good reason, the following stock awards immediately vest: (i) his 61,665 share restricted stock award dated August 1, 2004; and (ii) his 61,665 share performance share award dated August 1, 2004.

(4)	According to her employment agreement, if Ms. Knight is terminated by the Company for any reason other than gross malfeasance or legal reasons or if she terminates her employment after her title, compensation and/or responsibilities are reduced, she is entitled to 18 months of base salary, bonus and benefits.

(5)	Health and other insurance benefits for 18 months, based on the Company’s average cost and per Ms. Knight’s employment agreement. Does not include cost for short-term disability benefit, which is self-funded by the Company.

(6)	Base salary for 18 months. We have assumed the maximum length of base salary payment under the Company’s Executive Officer Severance Plan. According to that plan, after 12 months the Named Executive Officer must start actively seeking other employment and any compensation received from other employment is set off against this payment.

(7)	Health and other insurance benefits for 18 months, based on the Company’s average costs and per the Company’s Executive Officer Severance Plan. We have assumed the maximum length of benefits under the Company’s Executive Officer Severance Plan. According to that plan, after 12 months the Named Executive Officer must start actively seeking other employment and any benefits received from other employment are set off against these benefits. Does not include cost for short-term disability benefit, which is self-funded by the Company.

(8)	Each Named Executive Officer has a change in control agreement. Each agreement is a “double trigger” agreement, meaning the officer would only receive benefits under the agreement if his or her employment were to be terminated by the Company without cause, or by the officer for good reason, following a change in control of the Company. Each change in control agreement covers cash severance payments and health and other insurance benefit continuation, but the change in control agreements do not address the vesting of restricted stock awards, performance share awards, or stock option awards. The vesting of those awards is addressed in the awards themselves and in the terms of the plan under which the awards were made.

(9)	Represents the sum of the following: (i) two times the sum of the Named Executive Officer’s base salary and target bonus; and (ii) a pro-rata performance bonus for the year of termination, which is for this table is equal to $0 due to the Company’s earnings for fiscal year 2006. Target bonus amounts are based on a percentage of each Named Executive Officer’s base salary, as follows: Mr. Griffiths, 100% of base salary; Ms. Knight and Mr. Williams, 80% of base salary; Mr. Collins, 60% of base salary; and Mr. Nugent, 50% of base salary.

(10)	There is no explicit change in control provision for the Performance Share Awards grated to the Named Executive Officers on January 6, 2006, however, the Compensation Committee has discretionary authority to vest all or a portion of these shares upon a change of control. The shares granted to the Named Executive Officers on January 6, 2006 have been excluded from these change in control amounts. If these shares were included, based on the NYSE closing price on December 29, 2006 of $9.36, it would have added the following additional amounts to this total: For Mr. Griffiths, an additional $1,029,600; for Mr. Collins, Mr. Williams and Ms. Knight, an additional $374,400; and for Mr. Nugent an additional $280,800.

(11)	Represents the immediate early vesting of the following stock awards: (i) 61,665 share restricted stock award dated August 1, 2004, which is scheduled to vest on August 1, 2007; (ii) 61,665 share performance share award dated August 1, 2004, which is scheduled to vest on August 1, 2007; (iii) 110,000 share performance share award dated November 22, 2004, which is scheduled to vest in early 2008 when fiscal year 2007 earnings are finalized; and (iv) 33,334 options of the 100,000 share stock options grant dated August 1, 2004.

(12)	Health and other insurance benefits for 24 months, based on the Company’s average cost. Does not include cost for short-term disability benefit, which is self-funded by the Company.

(13)	There is no explicit change in control provision for the Performance Share Awards grated to the Named Executive Officers on January 6, 2006, however, the Compensation Committee has discretionary authority to vest all or a portion of these shares upon a change of control. The shares granted to the Named Executive Officers on January 6, 2006 have been excluded from the gross up calculations. If these shares were included, based on the NYSE closing price on December 29, 2006 of $9.36, it would have added $455,099 to this total. The change in control severance tax gross up is calculated with the following assumptions: (i) a NYSE closing stock price as of December 29, 2006 of $9.36; (ii) combined state and Federal tax rate of 40.35%; (iii) excise tax rate of 20%; (iv) Mr. Griffiths’ base amount is determined by prorating his 2004 and actual 2005 W-2 statements; and (v) calculations are based upon safe harbor Black-Scholes valuation methodology in Rev. Proc. 2003-68 assuming most recent GAAP FAS 123 disclosures and remaining expected term calculated using Rev. Proc. 98-34 methodology.

(14)	Represents the immediate early vesting of the following stock awards: (i) 27,000 shares of the 45,000 share restricted stock award dated November 22, 2004; 9,000 of these shares are scheduled to vest on November 22, 2007, 9,000 shares are scheduled to vest on November 22, 2008, and the final 9,000 shares are scheduled to vest on November 22, 2009; (ii) the 40,000 share performance share award dated March 15, 2004, which recently vested on February 14, 2007; and (iii) the 40,000 share performance share award dated November 22, 2004, which is scheduled to vest in early 2008 when fiscal year 2007 earnings are finalized.

(15)	Represents the immediate early vesting of the following stock awards: (i) 27,000 shares of the 45,000 share restricted stock award dated November 22, 2004; 9,000 of these shares are scheduled to vest on November 22, 2007, 9,000 shares are scheduled to vest on November 22, 2008, and the final 9,000 shares are scheduled to vest on November 22, 2009; (ii) the 35,000 share performance share award dated March 15, 2004, which recently vested on February 14, 2007; and (iii) the 40,000 share performance share award dated November 22, 2004, which is scheduled to vest in early 2008 when fiscal year 2007 earnings are finalized.

(16)	Represents the immediate early vesting of the following stock awards: (i) 15,000 shares of the 25,000 share restricted stock award dated November 22, 2004; 5,000 of these shares are scheduled to vest on November 22, 2007, 5,000 shares are scheduled to vest on November 22, 2008, and the final 5,000 shares are scheduled to vest on November 22, 2009; (ii) the 20,000 share performance share award dated November 22, 2004, which recently vested on February 14, 2007; and (iii) the 30,000 share performance share award dated November 22, 2004, which is scheduled to vest in early 2008 when fiscal year 2007 earnings are finalized.

Share Ownership

Principal Shareholders

The following table provides information about any person known by management to have been a beneficial owner of more than 5% of the Company’s Common Stock as of December 31, 2006.

	Amount of Beneficial		Percent of
Name and Address of Beneficial Owner	Ownership		Class
First Pacific Advisors, LLC 11400 West Olympic Boulevard Suite 1200 Los Angeles, CA 90064	7,821,400	(1)	10.23%
Sterling Capital Management LLC Two Morrocroft Centre 4064 Colony Road, Suite 300 Charlotte, NC 28211	5,764,750	(2)	7.54%
Tontine Capital Partners, L.P. 55 Railroad Avenue Greenwich, CT 06830	5,738,924	(3)	7.51%
GAMCO Asset Management, Inc. One Corporate Center Rye, NY 10580	4,892,808	(4)	6.42%
Columbia Wanger Asset Management, L.P. 227 West Monroe Street Suite 3000 Chicago, IL 60606	4,710,000	(5)	6.16%
Borrow, Hanley, Mewhinney & Strauss, Inc. 2200 Ross Avenue 31st Floor Dallas, TX 75201-2761	4,455,100	(6)	5.83%
Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	4,242,181	(7)	5.54%

(1)	Information regarding First Pacific Advisors, LLC and its affiliates (“First Pacific”) is based solely upon a Schedule 13G filed with the SEC on February 13, 2007. First Pacific has shared voting of 2,458,700 shares and sole voting power over 4,451,600 shares of Common Stock.

(2)	Information regarding Sterling Capital Management LLC (“Sterling Capital”) is based solely upon a Schedule 13G filed with the SEC on February 14, 2007. Sterling Capital has shared voting power of all 5,764,750 shares of Common Stock.

(3)	Information regarding Tontine Capital Partners, L.P. and its affiliates (“Tontine”) is based solely upon a Schedule 13G filed with the SEC on January 29, 2007. Tontine has shared voting power of all 5,738,924 shares of Common Stock.

(4)	Information regarding GAMCO Asset Management, Inc. and its affiliates (“GAMCO”) is based solely upon a Schedule 13D/A filed with the SEC as of December 31, 2006. GAMCO has sole voting power of all the 4,892,808 shares of Common Stock.

(5)	Information regarding Columbia Wanger Asset Management, L.P. (“Columbia Wanger”) is based solely upon a Schedule 13G filed with the SEC on January 12, 2007. Columbia Wanger has the sole voting power of all 4,710,000 shares of Common Stock.

(6)	Information regarding Borrow, Hanley, Mewhinney & Strauss, Inc. (“Borrow Hanley”) is based solely upon a Schedule 13G filed with the SEC on February 9, 2007. Barrow Hanley has sole the voting power over 2,029,500 shares and shared voting power over 2,425,600 shares of Common Stock.

(7)	Information regarding Barclays Global Investors, NA and its affiliates (“Barclays”) is based solely upon a Schedule 13G filed with the SEC on January 23, 2007. Barclays has sole voting power of all 4,242,181 shares of Common Stock.

Management

The following table provides information about the beneficial ownership of Company Common Stock by Directors and executive officers as of February 16, 2007, as well as additional rights to other shares of Company Common Stock held by executive officers. Except as otherwise indicated, each owner has sole voting and investment powers with respect to the Common Stock listed.

				Percent of
				Class
	Number of Shares		Other Rights to	Beneficially
Name	Beneficially Owned (1)		Shares (5)	Owned
Robert W. Anestis	154,502			0.20%
Eric S. Belsky	42,246			0.06%
John J. Collins, Jr.	177,790		80,000	0.34%
William C. Griffiths	66,666	(2)	343,330	0.54%
Selwyn Isakow	306,070	(3)		0.40%
Brian D. Jellison	235,142			0.31%
Phyllis A. Knight	537,829		80,000	0.81%
G. Michael Lynch	29,876			0.04%
Thomas A. Madden	18,055			0.02%
Jeffrey L. Nugent	35,966		60,000	0.13%
Shirley D. Peterson	17,356			0.02%
David S. Weiss	28,055			0.04%
Bobby J. Williams	123,613	(4)	80,000	0.27%
All Directors and Executive Officers as a Group (14 persons)	1,795,517	(4)	673,330	3.22%

(1)	The number of shares beneficially owned includes restricted stock awards of Company Common Stock shares under the 1995 Stock Option and Incentive Plan, as follows: Mr. Collins 27,000; Mrs. Knight 27,000; Mr. Williams 27,000; and Mr. Nugent 15,000. The number of shares beneficially owned also includes restricted stock awards under the 2005 Equity Compensation and Incentive Plan, as follows: Mr. Anestis 4,025; Mr. Isakow 3,500; Mr. Lynch 4,025; Mr. Madden 3,500; Ms. Peterson 3,500; and Mr. Weiss 3,500. These individuals do not have investment power over these restricted shares. Amounts shown in the table also include the following number of shares which the person specified may acquire by exercising options which may be exercised within 60 days of February 16, 2007: Mr. Anestis 65,600; Mr. Belsky 24,196; Mr. Collins 60,000; Mr. Griffiths 66,666; Mr. Isakow 183,200; Mr. Jellison 164,000; Mrs. Knight 350,000; Mr. Williams 48,000; and all Directors and executive officers as a group 975,462.

(2)	Does not include 61,665 shares of restricted stock that will be issued upon Mr. Griffiths continued employment with the Company through August 2007. These shares, which are included in other rights to shares, are not considered to be “beneficially owned” for purposes of this table because he has neither voting nor investment power over this stock.

(3)	Does not include 1,860 shares held by Mr. Isakow’s children. Mr. Isakow disclaims beneficial ownership of these shares.

(4)	Includes 4,212 shares held under the Corporate Officer Deferred Stock Purchase Plan.

(5)	Other rights to shares include performance share awards that generally fully vest only if certain financial performance goals are attained. For Mr. Griffiths this amount also includes 61,665 shares of restricted stock that will be issued upon his continued employment with the Company through August 2007. Rights to shares are not included in calculating the percent of class beneficially owned.

Other Information

Independent Auditors:	Ernst & Young LLP has served as our independent auditor since June 2006. Prior to that time, our independent auditor was PricewaterhouseCoopers LLP. It is anticipated that a representative of Ernst & Young LLP will be present at the Annual Meeting, and will have an opportunity to make a statement and respond to appropriate questions.

Change in Independent Auditors. On June 19, 2006, the Audit Committee appointed Ernst & Young LLP as the Company’s independent registered public accounting firm. During the years ended December 31, 2005 and January 1, 2005 and in the period January 1 to June 19, 2006, the Company did not consult with Ernst & Young LLP with respect to the Company regarding (i) the application of accounting principles to any transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Audit Committee approved the dismissal of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company, effective on June 19, 2006. The reports of PricewaterhouseCoopers LLP on the financial statements of the Company as of and for the years ended December 31, 2005 and January 1, 2005 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the years ended December 31, 2005 and January 1, 2005 and in the period January 1 to June 19, 2006, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference thereto in its reports on the Company’s financial statements for such years.

During the years ended December 31, 2005 and January 1, 2005 and in the period January 1 to June 19, 2006, there were no “reportable events” with respect to the Company as that term is defined in Item 304(a)(1)(v) of the Securities and Exchange Commission’s Regulation S-K.

Fees. Set forth below are the aggregate fees billed by Ernst & Young LLP and PricewaterhouseCoopers LLP for the year ended December 30, 2006 and by PricewaterhouseCoopers LLP for the year ended December 31, 2005:

	2006	2005

Audit Fees	$1,560,000	$1,099,000
Audit-Related Fees	$150,000	$627,000
Tax Fees	$117,000	$14,813

Audit Fees. Audit fees are generally for professional services rendered in connection with the integrated audit of the Company’s consolidated financial statements and internal controls over financial reporting, limited reviews of the Company’s unaudited condensed consolidated interim financial statements included in Form 10-Q, and audits of acquired businesses. Audit fees for 2006 consisted of fees billed by Ernst &Young LLP totaling $1,120,000 primarily for the 2006 annual integrated audit and quarterly reviews, and fees billed by PricewaterhouseCoopers LLP totaling $440,000 of which $305,000 was for acquisition related audits and the balance was for a quarterly review and audit and accounting assistance. For 2005, all audit fees were billed by PricewaterhouseCoopers LLP and included fees for the 2005 annual integrated audit and quarterly reviews and $150,000 for acquisition related audits.

Audit-Related Fees. Audit related fees for 2006 and 2005 consisted of fees billed by PricewaterhouseCoopers LLP primarily for due diligence projects related to acquisitions.

Tax Fees. Tax fees in 2006 consisted of $40,000 paid to Ernst & Young LLP for tax compliance and advice and $77,000 paid to PricewaterhouseCoopers LLP primarily for consulting and planning services related to acquisitions. Tax fees in 2005 consisted of payments to PricewaterhouseCoopers LLP for planning services related to acquisitions.

Audit and Non-Audit Services Pre-Approval Policy. The Audit Committee has adopted a Pre-Approval Policy for Audit and Non-Audit Services pursuant to which it pre-approves all services provided by the independent registered public accounting firm prior to the engagement with respect to such services. The Audit Committee at least annually reviews and pre-approves the services that may be provided by the independent accounting firm. The Audit Committee has delegated authority to its Chairman to pre-approve any proposed services not covered by the general pre-approval of the Committee or exceeding the pre-approved levels or amounts. The Chairman must report all such pre-approvals to the Audit Committee at its next meeting for review and ratification by the full Audit Committee.

Related Party Transaction Policy:	The Board of Directors recognizes that a Related Party Transaction presents a heightened risk of conflict of interest and therefore has adopted a written policy that is followed in connection with all Related Party Transactions involving the Company. As a general matter it is the preference of the Board to avoid Related Party Transactions. However, the Board recognizes that there may be situations where a Related Party Transaction may be consistent with the best interests of the Company and its shareholders.

The policy requires that all Related Party Transactions must be submitted to the Nominating Committee for review and approval or disapproval (or ratification). In determining whether to approve or disapprove a Related Party Transaction, the Nominating Committee will take into account, among other factors it deems appropriate, whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the similar circumstances. The Nominating Committee will also take into account the extent of the Related Party’s interest in the transaction and whether the transaction is in the best interests of the Company and its shareholders. The Chairperson of the Nominating Committee may approve or ratify a Related party Transaction in between Committee meetings.

For this section, a “Related Party” is: (1) any executive officer or director of the Company, (2) any nominee for election as a director, (3) any greater than 5 percent beneficial owner of the Company’s Common Stock, (4) any immediate family member of any of the foregoing, or (5) any entity which is owned or controlled by any of the persons listed in (1), (2), (3) or (4) above.

A “Related Party Transaction” is any transaction, arrangement or relationship (or series of transactions, arrangements or relationships) in which the Company (including subsidiaries) was, is or will be a participant, and in which any Related Party had, has or will have a direct or indirect interest.

The Company had no Related Party Transactions in 2006.

Section 16(a) Beneficial Ownership Reporting Compliance:	Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and Directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, Directors and greater than ten percent Shareholders are required by regulations of the SEC to furnish the Company copies of all section 16(a) forms they file.

Based solely on the Company’s review of copies of such forms received by it, or written representations from certain reporting persons that no Form 5’s were required for those persons, the Company believes that its Officers, Directors and greater than ten percent beneficial owners met all applicable filing requirements during the last fiscal year. During the last fiscal year, it was discovered that an executive officer, Richard Hevelhorst, inadvertently failed to file one Form 4 in 2002 with respect to one stock option grant awarded in 2002. This Form 4 was filed in 2006.

Other Matters:	At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the Annual Meeting other than those described in this Proxy Statement. However, if any other matters should come before the meeting, the persons named in the Proxy Card intend to vote the Proxy in accordance with their judgment on such matters.

By Order of the Board of Directors

John J. Collins, Jr.
Secretary
March 13, 2007

ANNUAL MEETING OF SHAREHOLDERS OF
CHAMPION ENTERPRISES, INC.
May 2, 2007
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
â  Please detach along perforated line and mail in the envelope provided.  â
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINATED DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors					2.	In their discretion upon the transaction of such other business as may properly come before the meeting.

NOMINEES:
☐	FOR ALL NOMINEES	¡	Robert W. Anestis
		¡	Eric S. Belsky
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡ ¡	William C. Griffiths Selwyn Isakow Brian D. Jellison
☐	FOR ALL EXCEPT (See instructions below)	¡ ¡	G. Michael Lynch Thomas A. Madden
		¡	Shirley D. Peterson
		¡	David S. Weiss

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date	Signature of Shareholder	Date

Note:	Please sign exactly as your name or names appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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☐
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CHAMPION ENTERPRISES, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
CHAMPION ENTERPRISES, INC.
The undersigned hereby appoints Selwyn Isakow and William C. Griffiths, or either of them, attorneys and proxies with power of substitution, to vote all of the Common Stock of the undersigned in Champion Enterprises, Inc. at the Annual Meeting of Shareholders to be held on Wednesday, May 2, 2007 and at any adjournments thereof, as specified on the reverse side of this proxy card.
The undersigned acknowledges receipt of the Proxy Statement dated March 13, 2007 and the Annual Report to Shareholders, which includes the Annual Report on Form 10-K, for the fiscal year ended December 30, 2006, ratifies everything that the proxies (or either of them or their substitutes) may lawfully do or cause to be done under this proxy, and revokes all former proxies.
If you are a participant in the Champion Enterprises, Inc. Savings Plan, this proxy card will serve as a direction to the trustee under the plan as to how the shares held for your account in the plan are to be voted.
If you sign this proxy without marking any boxes, this proxy will be voted FOR all nominees, FOR the proposal, and in the discretion of the Proxies on any other matters that may properly come before the meeting.
(To be signed on Reverse Side)
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ANNUAL MEETING OF SHAREHOLDERS OF
CHAMPION ENTERPRISES, INC.
May 2, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
- or -
TELEPHONE - Call toll-free 1-800-PROXIES from a touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.   â
■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINATED DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:					2.	In their discretion upon the transaction of such other business as may properly come before the meeting.

NOMINEES:
☐	FOR ALL NOMINEES	¡	Robert W. Anestis
		¡	Eric S.Belsky
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡ ¡	William C. Griffiths Selwyn Isakow Brian D. Jellison
☐	FOR ALL EXCEPT (See instructions below)	¡ ¡	G. Michael Lynch Thomas A. Madden
		¡	Shirley D. Peterson
		¡	David S. Weiss

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date	Signature of Shareholder	Date

Note:	Please sign exactly as your name or names appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.
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Dear Shareholder:
     The reverse side of this proxy card contains instructions on how to vote your shares over the Internet or by telephone for the election of directors and for all other matters that may properly come before the meeting. Please consider voting using one of these options. Your vote is recorded as if you mailed in your proxy card.
ELECTRONIC ACCESS TO FUTURE DOCUMENTS
If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.
     Thank you for your attention to these matters.
     Champion Enterprises, Inc.

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CHAMPION ENTERPRISES, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
CHAMPION ENTERPRISES, INC.
The undersigned hereby appoints Selwyn Isakow and William C. Griffiths, or either of them, attorneys and proxies with power of substitution, to vote all of the Common Stock of the undersigned in Champion Enterprises, Inc. at the Annual Meeting of Shareholders to be held on Wednesday, May 2, 2007 and at any adjournments thereof, as specified on the reverse side of this proxy card.
The undersigned acknowledges receipt of the Proxy Statement dated March 13, 2007 and the Annual Report to Shareholders, which includes the Annual Report on Form 10-K, for the fiscal year ended December 30, 2006, ratifies everything that the proxies (or either of them or their substitutes) may lawfully do or cause to be done under this proxy, and revokes all former proxies.
If you are a participant in the Champion Enterprises, Inc. Savings Plan, this proxy card will serve as a direction to the trustee under the plan as to how the shares held for your account in the plan are to be voted.
If you sign this proxy without marking any boxes, this proxy will be voted FOR all nominees, FOR the proposal, and in the discretion of the Proxies on any other matters that may properly come before the meeting.
(To be signed on Reverse Side)
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